As filed with the Securities and Exchange Commission on May 1, 2015

Registration No 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

RADIANT LOGISTICS, INC.

(Exact name of Registrant as specified in its charter)

Delaware	04-3625550
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

405 114th Avenue S.E., Third Floor

Bellevue, WA 98004

(425) 943-4599

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Bohn H. Crain

Chief Executive Officer

Radiant Logistics, Inc.

405 114th Avenue S.E.,

Bellevue, WA 98004

(425) 943-4599

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Stephen M. Cohen, Esq.

Stephen R. Brill, Esq.

Fox Rothschild LLP

2000 Market Street, 20th Floor

Philadelphia, PA 19103

(215) 299-2744

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☒

CALCULATION OF REGISTRATION FEE

Title of Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Value Per Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Primary Offering			$100,000,000(1)	$11,620(2)
Common Stock, par value $0.001 per share
Preferred Stock, par value $0.001 per share
Debt Securities
Warrants
Primary Offering Total			$100,000,000
Secondary Offering
Common Stock, par value $0.001 per share	3,000,000	$5.60	$16,800,000	$1,952.16(3)(4)
Total			$116,800,000	$13,572.16

(1)	There are being registered under this registration statement such indeterminate number of shares of common stock and preferred stock of the Registrant, such indeterminate principal amount of debt securities of the Registrant, and such indeterminate number of warrants to purchase common stock, preferred stock or debt securities of the Registrant as will have an aggregate initial offering price not to exceed $100,000,000. If any debt securities are issued at an original issue discount, then the issue price, and not the principal amount, of such debt securities shall be used for purposes of calculating the aggregate initial offering price of all securities issued. Any securities registered under this registration statement may be sold separately or as units with other securities registered under this registration statement. The securities registered also include such indeterminate numbers of shares of common stock or principal amounts of debt securities as may be issued upon conversion of or exchange for debt securities that provide for conversion or exchange, upon exercise of warrants to purchase common stock or debt securities or pursuant to the anti-dilution provisions of any such securities.
(2)	Calculated pursuant to Rule 457(o) under the Securities Act of 1933, as amended (the “Securities Act”) at the statutory rate of $116.20 per $1,000,000 of securities registered. The Registrant paid a filing fee of $8,595.00 in connection with the registration of $75,000,000 of securities on Form S-3 (File No. 333-179868) (the “Prior Registration Statement”). An aggregate of $75,000,000 of unsold securities covered by the Prior Registration Statement are included in this registration statement on Form S-3 and the $8,595 filing fee paid in connection with those securities is being carried forward pursuant to Rule 457(p) under the Securities Act to offset the $13,572.16 filing fee currently due under this registration statement.
(3)	Calculated pursuant to Rule 457(a) under the Securities Act, as amended. Based upon the average of high and low prices of common stock as reported on NYSE-MKT on April 27, 2015.
(4)	The Registrant will not receive any proceeds from the sale of its common stock by the selling stockholders.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment that specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities or accept an offer to buy these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting offers to buy these securities in any state where such offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED MAY 1, 2015

PROSPECTUS

RADIANT LOGISTICS, INC.

$100,000,000

Common Stock

Preferred Stock

Debt Securities

Warrants

3,000,000 Shares of Common Stock

Offered by Selling Stockholders

From time to time, we may sell common stock, preferred stock, debt securities or warrants to purchase common stock or debt securities, or any combination of these securities, in one or more offerings in amounts, at prices and on the terms that we and they will determine at the time of the offering. The aggregate initial offering price of all securities sold by us under this prospectus will not exceed $100 million.

This prospectus also covers the resale of up to 3,000,000 shares of our common stock by the selling stockholders named in this prospectus. We will not receive any proceeds from the sale of any securities by the selling stockholders. We have paid the fees and expenses incident to the registration of the shares of common stock for sale by the selling stockholders.

Each time we offer securities under this prospectus, we will provide you with specific terms of the securities offered in supplements to this prospectus. Depending upon the method of distribution, a prospectus supplement may also be required in connection with certain sales of common stock by the selling stockholders. Any prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus, the information incorporated by reference in this prospectus and any applicable prospectus supplement carefully before you invest in any securities.

Our common stock is listed and traded on the NYSE-MKT under the symbol “RLGT.” On April 30, 2015, the last reported sales price for our common stock was $5.30 per share. Our 9.75% Series A Cumulative Redeemable Perpetual Preferred Stock (“Series A Preferred Shares”) is listed and traded on the NYSE-MKT under the symbol “RLGT-PA.” On April 30, 2015, the last reported sales price for our Series A Preferred Shares was $27.98 per share.

THIS PROSPECTUS MAY NOT BE USED BY US TO OFFER OR SELL SECURITIES UNLESS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.

The securities may be sold by us or the selling stockholders to or through underwriters or dealers, directly to purchasers or through agents designated from time to time. For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution” in this prospectus or in any prospectus supplement. If any underwriters are involved in the sale of the securities with respect to which this prospectus is being delivered, the names of such underwriters and any applicable discounts or commissions and over-allotment options will be set forth in this prospectus or a prospectus supplement. The price to the public of such securities and the net proceeds we expect to receive from such sale will be set forth in a prospectus supplement.

INVESTING IN OUR SECURITIES INVOLVES A HIGH DEGREE OF RISK. RISKS ASSOCIATED WITH AN INVESTMENT IN OUR SECURITIES WILL BE DESCRIBED IN THE APPLICABLE PROSPECTUS SUPPLEMENT AND CERTAIN OF OUR FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION INCORPORATED BY REFERENCE INTO THIS PROSPECTUS, AS DESCRIBED UNDER “RISK FACTORS” ON PAGE 3.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                     , 2015

You should rely only on the information contained in or incorporated by reference into this prospectus or any applicable prospectus supplement. We have not authorized anyone to provide you with different information. This prospectus and any applicable prospectus supplement do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate. We are not making an offer of the securities to be sold under this prospectus in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained in this prospectus or any applicable prospectus supplement is accurate as of any date other than the date on the front cover of this prospectus or such prospectus supplement, or that the information contained in any document incorporated by reference is accurate as of any date other than the date of such document incorporated by reference, regardless of the time of delivery of this prospectus or any sale of securities.

ABOUT THIS PROSPECTUS

Unless the context requires otherwise, in this prospectus, the terms “Radiant,” the “Company,” “we,” “us,” “our” and similar references refer to Radiant Logistics, Inc. and its subsidiaries; the term “securities” refers collectively to our common stock, preferred stock, debt securities or warrants to purchase common stock, preferred stock or debt securities, or any combination of the foregoing securities; and the term “selling stockholders” refers to certain of our stockholders who may sell their securities under this prospectus or any prospectus supplement.

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under this shelf registration process, we may sell any combination of the securities described in this prospectus in one or more offerings up to a total dollar amount of $100 million. In addition, the selling stockholders may sell up to 3,000,000 shares of our common stock. We will not receive any proceeds from the sale of shares by the selling stockholders. This prospectus provides you with a general description of the securities we or the selling stockholders may offer. Each time we sell any securities under this prospectus, we will provide a prospectus supplement that will contain more specific information about the terms of that offering. Depending upon the method of distribution, a prospectus supplement may also be required in connection with certain sales of common stock by the selling stockholders. We may also add, update or change in a prospectus supplement any of the information contained in this prospectus or in documents we have incorporated by reference into this prospectus. To the extent that any statements that we make in a prospectus supplement are inconsistent with statements made in this prospectus, the statements made in this prospectus will be deemed modified or superseded by those made in the prospectus supplement. This prospectus, together with the applicable prospectus supplements and the documents incorporated by reference into this prospectus, includes all material information relating to the offering of the securities described in this prospectus. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of securities. You should carefully read both this prospectus and any applicable prospectus supplement, including all documents incorporated herein or therein by reference, together with the additional information described under “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference” before buying securities offered hereby.

SUMMARY

This prospectus contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors referred to in “Risk Factors” and elsewhere in this prospectus.

The following summary does not contain all of the information that may be important to you. You should read this entire prospectus, including the financial statements and other information incorporated by reference in this prospectus, before making an investment decision.

The Company

We are a comprehensive North American provider of third party logistics (“3PL”) and multimodal transportation services. As a non-asset provider, with minimal investment in equipment, Radiant develops advanced supply chain solutions delivered through its network of over 6,000 truck, rail, air and ocean carriers. Through a network of Company offices and independent agency stations (which we also refer to as our strategic operating partners), we provide our customers with domestic and international freight forwarding services, truck and rail brokerage services and other value-added supply chain management services, including customs brokerage, order fulfillment, inventory management and warehousing.

Our business began in January 2006 with our initial acquisition of Airgroup Corporation (“Airgroup”). Since our first acquisition in 2006, we have executed on an acquisition and consolidation strategy in which we have significantly increased the size and scope of our business as we completed eleven (11) additional acquisitions. Through the addition of the Airgroup®, Adcom®, DBA™, On Time™ and Wheels™ network brands, we have developed a diversified account base including manufacturers, distributors and retailers that we service using a network of 27 Company offices and 83 station locations operated by independent operating agents throughout North America and an integrated service partner network serving other key markets around the globe. Most recently, we have expanded the scope of our operations through the acquisition of Wheels Group, Inc. (“Wheels”), one of the largest third party (“3PL”) and transportation service providers in Canada. Wheels, founded in 1988, provides 3PL intermodal and truck brokerage services throughout the United States and Canada along with third party logistics solutions and value added warehouse and distribution service offerings in support of U.S. shippers looking to access the Canadian markets. Wheels, now formally amalgamated into Wheels International, Inc., provides these services primarily to the food and beverage, consumer packaged goods, frozen foods and refrigerated product, and building products industries. Wheels generates approximately 10% – 15% of its revenues from owned “light” assets.

We continue to believe that the industry within which we operate is highly fragmented and subject to consolidation which offers revenue, operating and cost synergies. Accordingly, we continue to adopt and implement a growth strategy in which we intend to expand our operations through a combination of organic growth and the strategic acquisition of non-asset based or light-asset based transportation and logistics providers meeting our acquisition criteria. For organic growth, we continue to focus on strengthening and retaining existing, and expanding new, customer relationships. As well, we continue to expand the scope and quality of our service offerings, improve our back-office infrastructure, transportation and accounting systems, as we also continue to focus on building and strengthening our relationship with existing and new independent agents.

Our executive offices are located at 405 114th Avenue, S.E., Third Floor, Bellevue, Washington 98004, and our telephone number is (425) 943-4599. We maintain a website at www.radiantdelivers.com where general information about us is available. The contents of our website are not incorporated by reference into this prospectus. Our common stock is listed on the NYSE-MKT under the symbol “RLGT.” For further information regarding Radiant, including financial information, you should refer to our recent filings with the SEC. See “Where You Can Find More Information.”

RISK FACTORS

You should carefully consider the risk factors set forth below as well as the other information contained in or incorporated by reference into this prospectus before investing in our common stock. Any of the following risks could materially and adversely affect our business, financial condition or results of operations. In such a case, you may lose all or part of your investment. The risks described below are not the only risks facing us. Additional risks and uncertainties not currently known to us or those we currently view to be immaterial may also materially adversely affect our business, financial condition or results of operations. The future trading price of shares of our common stock will be affected by the performance of our business relative to, among other things, competition, market conditions and general economic and industry conditions.

Risks Related to our Business

We need to maintain and expand our existing operating partner network to increase revenues.

We sell our services through Company-owned locations and through a network of independent agency locations (which we also refer to as our strategic operating partners) throughout North America operating under our brands. Approximately 66% and 75% of our consolidated revenues for the years ended June 30, 2014 and 2013, respectively, were derived through our operating partners. We believe our strategic operating partners will remain critical to our success for the foreseeable future. We have long-term contractual relationships with many of our operating partners. Although the terms of our operating partner agreements vary widely, they generally cover the manner and amount of payments, the services to be performed, the length of the contract, and provide us with certain protections such as partner-funded reserves and indemnification obligations, and often include a personal guaranty of the independent owner. Certain of our operating partner agreements are for defined terms, while others are subject to “evergreen” terms or contain automatic renewal provisions. In most situations, however, the agreements can be terminated by the operating partner with prior notice, regardless of the stated term. While at times operating agreements technically expire, we endeavor to work with the partner to renew the agreement while continuing to operate pursuant to the most recent contract terms, based on historic and on-going course of dealings with the partner. As certain agreements expire, there can be no assurance that we will be able to enter into new agreements that provide for the same terms and economics as those previously agreed upon, if at all. Thus, we are subject to the risk of operating partner terminations and the failure or refusal of certain of our operating partners to renew their existing agreements. While we have no customers or operating partner locations that separately account for more than 10% of our consolidated revenues, we do have a number of customers and operating partner locations with significant volume and stature, the loss of one or more of which could materially and negatively impact our ability to retain and service our customers. We will need to expand our existing relationships and enter into new relationships in order to increase our current and future market share and revenue. We cannot be certain that we will be able to maintain and expand our existing operating partner relationships or enter into new operating partner relationships, or that new or renewed operating partner relationships will be available on commercially reasonable terms. If we are unable to maintain and expand our existing operating partner relationships, renew existing operating partner relationships, or enter into new operating partner relationships, we may lose customers, customer introductions and co-marketing benefits, and our operating results may suffer significantly.

We operate principally as a non-asset based transportation and logistics services company. As a result, we depend on a variety of asset-based third-party carriers, whose actions we do not directly control.

The quality and profitability of our services depend upon effective selection, management and discipline of third-party carriers. Changes in the financial stability, operating capabilities and capacity of our third-party carriers could affect us in unpredictable ways, including volatility in pricing and challenge our ability to remain profitable. Any determination that our third-party carriers have violated laws and regulations could seriously damage our reputation and brands, resulting in diminished revenue and profit and increased operating costs.

If our operating partners fail to maintain adequate reserves against unpaid customer invoices, or if we are unable to offset against amounts payable by us to our operating partners for unpaid customer invoices, our results of operations and financial condition may be adversely affected.

We derive a substantial portion of our revenue pursuant to agreements with independently-owned operating partners operating under our various brands. Under these agreements, each individual operating partner office is responsible for some or all of the bad debt expense related to the underlying customers being serviced by the office. To support this arrangement, each operating partner is required to maintain a security deposit with us that is recognized as a liability in our financial statements and used as a bad debt reserve for each operating partner. We charge each operating partner’s bad debt reserve account for any accounts receivable aged beyond 90 days. The bad debt reserve account is continually replenished with a portion (typically 5%-10%) of such operating partner’s weekly commission check being directed to fund this account. However, the bad debt reserve account may carry a deficit balance when amounts charged to this reserve exceed amounts otherwise available in the bad debt reserve account. In these circumstances, deficit bad debt reserve accounts are recognized as a receivable in our financial statements. Further, under the agreement with the operating partner, the operating partner is responsible for such deficits and the operating partner agreements provide that we may withhold all or a portion of future commission checks payable to the operating partner in satisfaction of any deficit balance. Currently, a number of our operating partners have a deficit balance in their bad debt reserve account totaling approximately $559,000 with one operating partner representing approximately $351,000 of that amount. We expect to replenish these funds through the future business operations of these operating partners. However, to the extent any of these operating partners were to cease operations or otherwise be unable to replenish these deficit accounts, we would be at risk of loss for any such amount. While there can be no assurance as to the amount that may be recovered in the future, based upon, among others: (i) our historic collection experience; (ii) the portion of the bad debt recoverable from the individual operating partners responsible for the account; and (iii) the anticipated recovery likely from these customers; we do not believe its exposure to these customers will be material.

Failure to comply with obligations as an “indirect air carrier” could result in penalties and fines and limit our ability to ship freight.

We are regulated, among other things, as “indirect air carriers” by the Transportation Security Administration of the Department of Homeland Security. These agencies provide requirements, guidance and, in some cases, administer licensing requirements and processes applicable to the freight forwarding industry. We actively monitor our compliance and the compliance of our subsidiaries with such agency requirements to ensure that we, our subsidiaries, and our operating partners satisfactorily complete applicable security requirements and satisfy applicable qualifications and implement the required policies and procedures. We rely on our operating partners offices to comply with such requirements, however, we do not actively monitor compliance by our operating partners until we are made aware that there is an inspection by such agencies or we are notified of a potential violation. These agencies generally require companies to fulfill these qualifications prior to and while operating as a freight forwarder. Failure to comply with such requirements, policies and procedures could result in penalties and fines. To date, a limited number of our operating partners have been out of compliance with the “indirect air carrier” regulations, resulting in small fines to us, which are then charged to the operating partners. While we are working with our operating partners to eliminate any additional violations, there is no assurance that additional violations will not take place, which could result in penalties or fines or, in the extreme case, limits on our ability to ship freight.

If we fail to enhance and integrate information technology systems or we fail to upgrade or replace our information technology systems to handle increased volumes and levels of complexity, meet the demands of our operating partners and customers and protect against disruptions of our operations, we may suffer a loss in our business.

Increasingly, we compete for business based upon the flexibility, sophistication and security of the information technology systems supporting our services. The failure of the hardware or software that supports our information technology systems, the loss of data contained in the systems, or the inability to access or interact with our web site or connect electronically, could significantly disrupt our operations, prevent customers from placing orders, or cause us to lose inventory items, orders or customers. If our information technology systems are unable to handle additional volume for our operations as our business and scope of services grow, our service levels and operating efficiency will decline. In addition, we expect our operating partners to continue to demand more sophisticated, fully integrated information technology systems from us as customers demand the same from their supply chain services providers. If we are unable to enhance, maintain and protect our information technology systems or we fail to upgrade or replace our information technology systems to handle increased volumes and levels of complexity, meet the demands of our operating partners and customers and protect against disruptions of our operations, our business may be adversely affected.

Our information technology systems are subject to risks we cannot control.

Our information technology systems are dependent upon third-party communications providers, web browsers, telephone systems and other aspects of the internet infrastructure that may experience significant system failures and electrical outages. Our systems are susceptible to outages due to fire, floods, power loss, telecommunications failures, break-ins and similar events. Despite our implementation of network security measures, our servers are vulnerable to computer viruses, break-ins and similar disruptions from unauthorized tampering with our computer systems. The occurrence of any of these events could disrupt or damage our information technology systems and inhibit our internal operations, and our ability to provide services to our customers.

We are dependent on third-party carriers to transport our customers’ cargo.

We rely on commercial airfreight carriers and air charter operators, ocean freight carriers, trucking companies, major U.S. railroads, other transportation companies, draymen and longshoremen for the movement of our customers’ cargo. Consequently, our ability to provide services for our customers could be adversely impacted by: shortages in available cargo capacity; changes by carriers and transportation companies in policies and practices such as scheduling, pricing, payment terms and frequency of service or increases in the cost of fuel, taxes and labor; and other factors not within our control. Reductions in airfreight or ocean freight capacity could negatively impact our yields. Material interruptions in service or stoppages in transportation, whether caused by strike, work stoppage, lock-out, slowdown or otherwise, could adversely impact our business, results of operations and financial condition.

Our profitability depends on our ability to effectively manage our cost structure as we grow the business.

As we continue to increase our revenue through the expansion of our network of independent operating partners, we must maintain an appropriate cost structure to maintain and increase our profitability. While we intend to increase our revenue by increasing the number and quality of our operating partner relationships, by strategic acquisitions, and by maintaining and expanding our gross profit margins by reducing transportation costs, our profitability will be driven by our ability to manage our operating partner commissions, personnel and general and administrative costs as a function of our net revenues. There can be no assurances that we will be able to increase revenues or maintain profitability.

Our business is subject to seasonal trends.

Historically, our operating results have been subject to seasonal trends when measured on a quarterly basis. Our first and fourth fiscal quarters are traditionally weaker compared with our second and third fiscal quarters. As a result, our quarterly operating results are likely to continue to fluctuate. This trend is dependent on numerous factors, including the markets in which we operate, holiday seasons, climate, economic conditions and numerous other factors. A substantial portion of our revenue is derived from customers in industries whose shipping patterns are tied closely to consumer demand which can sometimes be difficult to predict or are based on just-in-time production schedules. Therefore, our revenue is, to a large degree, affected by factors that are outside of our control. There can be no assurance that our historic operating patterns will continue in future periods as we cannot influence or forecast many of these factors.

Comparisons of our operating results from period to period are not necessarily meaningful and should not be relied upon as an indicator of future performance.

Our operating results have fluctuated in the past and likely will continue to fluctuate in the future because of a variety of factors, many of which are beyond our control. A substantial portion of our revenue is derived from customers in industries whose shipping patterns are tied closely to economic trends and consumer demand that can be difficult to predict, or are based on just-in-time production schedules. Because our quarterly revenues and operating results vary significantly, comparisons of our results from period to period are not necessarily meaningful and should not be relied upon as an indicator of future performance. Additionally, there can be no assurance that our historic operating patterns will continue in future periods as we cannot influence or forecast many of these factors.

Economic recessions and other factors that reduce freight volumes could have a material adverse impact on our business.

The transportation industry historically has experienced cyclical fluctuations in financial results due to economic recession, downturns in business cycles of our customers, interest rate fluctuations and other economic factors beyond our control. Deterioration in the economic environment subjects our business to various risks that may have a material impact on our operating results and cause us to not reach our long-term growth goals, and which may include the following:

•	A reduction in overall freight volumes in the marketplace reduces our opportunities for growth. In addition, if a downturn in our customers’ business cycles causes a reduction in the volume of freight shipped by those customers, our operating results could be adversely affected;

•	Some of our customers may face economic difficulties and may not be able to pay us, and some may go out of business. In addition, some customers may not pay us as quickly as they have in the past, causing our working capital needs to increase;

•	A significant number of our transportation providers may go out of business and we may be unable to secure sufficient equipment or other transportation services to meet our commitments to our customers; and

•	We may not be able to appropriately adjust our expenses to changing market demands. In order to maintain high variability in our business model, it is necessary to adjust staffing levels to changing market demands. In periods of rapid change, it is more difficult to match our staffing level to our business needs. In addition, we have other primarily variable expenses that are fixed for a period of time, and we may not be able to adequately adjust them in a period of rapid change in market demand.

We face intense competition in the freight forwarding, logistics and supply chain management industry.

The freight forwarding, logistics and supply chain management industry is intensely competitive and is expected to remain so for the foreseeable future. We face competition from a number of companies, including many that have significantly greater financial, technical and marketing resources. Customers increasingly are turning to competitive bidding situations soliciting bids from a number of competitors, including competitors that are larger than us. Increased competition may lead to revenue reductions, reduced profit margins, or a loss of market share, any one of which could harm our business. There are many factors that could impair our profitability, including the following:

•	competition with other transportation services companies, some of which have a broader coverage network, a wider range of services, more fully developed information technology systems and greater capital resources than we do;

•	reduction by our competitors of their rates to gain business, especially during times of declining growth rates in the economy, which reductions may limit our ability to maintain or increase rates, maintain our operating margins or maintain significant growth in our business;

•	shift in the business of shippers to asset-based trucking companies that also offer brokerage services in order to secure access to those companies’ trucking capacity, particularly in times of tight industry-wide capacity;

•	solicitation by shippers of bids from multiple transportation providers for their shipping needs and the resulting depression of freight rates or loss of business to competitors; and

•	establishment by our competitors of cooperative relationships to increase their ability to address shipper needs.

Our industry is consolidating and if we cannot gain sufficient market presence, we may not be able to compete successfully against larger companies in our industry.

There currently is a trend within our industry towards consolidation of the niche players into larger companies that are attempting to increase global operations through the acquisition of regional and local freight forwarders. If we cannot gain sufficient market presence or otherwise establish a successful strategy in our industry, we may not be able to compete successfully against larger companies in our industry.

If we are not able to limit our liability for customers’ claims through contract terms and limit our exposure through the purchase of insurance, we could be required to pay large amounts to our customers as compensation for their claims and our results of operations could be materially adversely affected.

In general, we seek to limit by contract and/or International Conventions and laws our liability to our customers for loss or damage to their goods to $20 per kilogram (approximately $9.07 per pound) and $500 per carton or customary unit, for ocean freight shipments, depending on the International Convention. For truck/land based risks, there are a variety of limits ranging from a nominal amount to full value. However, because a freight forwarder relationship to an airline or ocean carrier is that of a shipper to a carrier, the airline or ocean carrier generally assumes the same responsibility to us as we assume to our customers. When we act in the capacity of an authorized agent for an air or ocean carrier, the carrier, rather than us, assumes liability for the safe delivery of the customer’s cargo to its ultimate destination, unless due to our own errors and omissions.

We have, from time to time, made payments to our customers for claims related to our services and may make such payments in the future. Should we experience an increase in the number or size of such claims or an increase in liability pursuant to claims or unfavorable resolutions of claims, our results could be adversely affected. There can be no assurance that our insurance coverage will provide us with adequate coverage for such claims or that the maximum amounts for which we are liable in connection with our services will not change in the future or exceed our insurance levels. As with every insurance policy, there are limits, exclusions and deductibles that apply and we could be subject to claims for which insurance coverage may be inadequate or even disputed and such claims could adversely impact our financial condition and results of operations. In addition, significant increases in insurance costs could reduce our profitability.

We may be subject to various claims and lawsuits that could result in significant expenditures.

The nature of our business exposes us to the potential for various claims and litigation related to labor and employment (including wage-and-hour litigation relating to independent contractor drivers, sales representatives, brokerage agents and other individuals), personal injury, property damage, business practices, environmental liability and other matters. Any material litigation could have a material adverse effect on our business, results of operations, financial condition or cash flows. We have included in our prior annual and quarterly reports descriptions of material legal proceedings to which we are a party, along with any material changes to such proceedings. Certain of the legal proceedings to which we are a party are in the early stages and we are unable to determine at this time whether such early-stage proceedings will have a material impact on our Company.

Our failure to comply with, or the costs of complying with, government regulation could negatively affect our results of operation.

Our business is subject to heavy, evolving, complex and increasing regulation by national and international sources. Regulatory changes could affect the economics of our industry by requiring changes in operating practices or influencing the demand for, and the costs of providing, services to customers. Future regulation and our failure to comply with any applicable regulations could have a material adverse effect on our business.

If we are unable to maintain our brand images and corporate reputation, our business may suffer.

Our success depends in part on our ability to maintain the image of the Radiant, Airgroup, Adcom, DBA, On Time and Wheels brands and our reputation for providing excellent service to our customers. Service quality issues, actual or perceived, even when false or unfounded, could tarnish the image of our brand and may cause customers to use other freight-forwarding companies. Damage to our reputation and loss of brand equity could reduce demand for our services and thus have an adverse effect on our business, financial position and results of operations, and could require additional resources to rebuild our reputation and restore the value of our brands.

Our loans and credit facilities contain financial covenants that may limit current availability and impose ongoing operational limitations and risk of compliance.

We currently maintain (i) a USD$65.0 million revolving credit facility (the “Senior Credit Facility”) with Bank of America, N.A. (the “Senior Lender”) on its own behalf and as agent to the other lenders named therein, currently consisting of the Bank of Montreal (as the initial member of the syndicate under such loan), pursuant to an Amended and Restated Loan and Security Agreement (the “Senior Loan Agreement”), (ii) a CAD$29.0 million senior secured Canadian term loan from Integrated Private Debt Fund IV LP (“IPD”) pursuant to a $29,000,000 Credit Facilities Loan Agreement (the “IPD Loan Agreement”), and (iii) a USD$25.0 million subordinated secured term loan from Alcentra Capital Corporation ($10.0 million) and Triangle Capital Corporation ($15.0 million) (collectively, the “Subordinated Lenders”) pursuant to a Loan and Security Agreement (the “Alcentra/Triangle Subordinated Loan Agreement”). Under the terms of the foregoing credit facilities, we are required to comply with certain financial covenants, including maintaining a fixed charge coverage ratio ranging from 1.05 to 1.0 and 1.1 to 1.0, depending on the type of loan facility and whether certain conditions are triggered. In addition, (i) under the IPD Loan Agreement, we are required to maintain (a) a debt service coverage ratio of at least 1.2 to 1.0 and (b) a senior debt to EBITDA ratio of at least 3.0 to 1.0, and (ii) under the Alcentra/Triangle Subordinated Loan Agreement, we are required to initially maintain a maximum adjusted leverage ratio and a maximum total leverage ratio of up to 3.75:1.00 and 4.25:1.00, respectively, with such amounts decreasing by .10 for every year of the loan, such that during the final year of the loan, the maximum adjusted leverage ratio and the maximum total leverage ratio will be 3.25:1.00 and 3.75:1.00, respectively.

Our compliance with the financial covenants of our credit facilities is particularly important given the materiality of such facilities to our day-to-day operations and overall acquisition strategy. If we fail to comply with these covenants and are unable to secure a waiver or other relief, our financial condition would be materially weakened and our ability to fund day-to-day operations would be materially and adversely affected. Accordingly, we intend to employ EBITDA and adjusted EBITDA as management tools to measure our historical financial performance and as a benchmark for future financial flexibility.

Under our credit facilities, we are prohibited from declaring and paying dividends unless: (i) there are no existing events of default under the credit facility or an event of default would not be caused by the declaration or payment of such dividend, and (ii) upon giving pro forma effect to the dividend, (1) the amount available under the credit facility after the pro forma effect of such dividend is equal to the greater of 20% of the U.S. borrowing base under the Senior Credit Facility or $12.5 million, and (2) U.S. availability is at least $7.5 million.

We operate with a significant amount of indebtedness, which is secured by substantially all of our assets, subject to variable interest rates and contain restrictive covenants.

Our substantial indebtedness could have adverse consequences, such as:

•	require us to dedicate a substantial portion of our cash flow from operations to payments on our indebtedness with our lenders, which could reduce the availability of our cash flow to fund future operating capital, capital expenditures, acquisitions and other general corporate purposes;

•	expose us to the risk of increased interest rates, as a substantial portion of our borrowings are at variable rates of interest;

•	require us to sell assets to reduce indebtedness or influence our decisions about whether to do so;

•	increase our vulnerability to general adverse economic and industry conditions;

•	limit our flexibility in planning for, or reacting to, changes in our business and our industry;

•	restrict us from making strategic acquisitions, buying assets or pursuing business opportunities;

•	limit, along with the financial and other restrictive covenants in our indebtedness, among other things, our ability to borrow additional funds; and

•	violating covenants in these agreements could have a material adverse effect on our business, financial condition and results of operations; including substantially increasing our cost of borrowing and restricting our future operations, if not cured or waived. In addition, the lender may be able to terminate any commitments they had made to supply us with further funds. Accordingly, we may not be able to fully repay our debt obligations, if some or all of our debt obligations are accelerated upon an event of default.

Dependence on key personnel.

For the foreseeable future, our success will depend largely on the continued services of our Chief Executive Officer, Bohn H. Crain, as well as certain of the other key executives and executives of our acquired businesses because of their collective industry knowledge, marketing skills and relationships with vendors, customers and operating partners. We have secured employment arrangements with each of these individuals, which contain non-competition covenants that survive their actual term of employment. Nevertheless, should any of these individuals leave us, we could have difficulty replacing them with qualified individuals and it could have a material adverse effect on our future results of operations.

Our results of operations could vary as a result of the methods, estimates, and judgments that we use in applying our accounting policies.

The methods, estimates, and judgments that we use in applying our accounting policies have a significant impact on our results of operations (see “Critical Accounting Policies” in Part II, Item 7 of our Annual Report on Form 10-K). Such methods, estimates, and judgments are, by their nature, subject to substantial risks, uncertainties, and assumptions, and factors may arise over time that lead us to change our methods, estimates, and judgments. Changes in those methods, estimates, and judgments could significantly affect our results of operations.

Terrorist attacks and other acts of violence or war may affect our operations and our profitability.

As a result of the potential for terrorist attacks, federal, state and municipal authorities have implemented and continue to follow various security measures, including checkpoints and travel restrictions on large trucks. Such measures may reduce the productivity of our independent contractors and transportation providers or increase the costs associated with their operations, which we could be forced to bear. For example, security measures imposed at bridges, tunnels, border crossings and other points on key trucking routes may cause delays and increase the non-driving time of our independent contractors and transportation providers, which could have an adverse effect on our results of operations. Congress has mandated security screening of air cargo traveling on passenger airlines effective July 31, 2010, and for ocean freight, effective July 2012, which have increased costs associated with our air and freight forwarding operations. War, risk of war, or a terrorist attack also may have an adverse effect on the economy. A decline in economic activity could adversely affect our revenues or restrict our future growth. Instability in the financial markets as a result of terrorism or war also could impact our ability to raise capital. In addition, the insurance premiums charged for some or all of the coverage currently maintained by us could increase dramatically or such coverage could be unavailable in the future.

We intend to continue growing our international operations and will become increasingly subject to variations in the international trade market.

We provide services to customers engaged in international commerce, and intend to grow our international business in the coming years. For the years ended June 30, 2014 and 2013, international transportation revenue accounted for 39% and 46% of our revenue, respectively. This amount is expected to increase after giving effect to our recent acquisition of Wheels Group Inc. (“Wheels”). All factors that affect international trade have the potential to expand or contract our international business and impact our operating results. For example, international trade is influenced by, among other things:

•	currency exchange rates and currency control regulations;

•	interest rate fluctuations;

•	changes in governmental policies, such as taxation, quota restrictions, tariffs, other forms of trade barriers and/or restrictions and trade accords;

•	changes in and application of international and domestic customs, trade and security regulations;

•	wars, strikes, civil unrest, acts of terrorism, and other conflicts, such as the recent conflict in the Ukraine that has led to the imposition of economic sanctions by the United States and the European Union against Russia;

•	natural disasters and pandemics;

•	changes in consumer attitudes regarding goods made in countries other than their own;

•	changes in availability of credit;

•	changes in the price and readily available quantities of oil and other petroleum-related products; and

•	increased global concerns regarding environmental sustainability.

If any of the foregoing factors have a negative effect on the international trade market, we will likely suffer a decrease in our international business, which could have a material adverse effect on our results of operations and financial condition.

In connection with our international business, we are subject to certain foreign regulatory requirements, and any failure to comply with these requirements could be detrimental to our business.

We provide services in parts of the world where common business practices could constitute violations of the anti-corruption laws, rules, regulations and decrees of the United States, including the U.S. Foreign Corrupt Practices Act, the U.K. Bribery Act and of all other countries in which we conduct business; as well as trade control laws, or laws, regulations and Executive Orders imposing embargoes and sanctions; and anti-boycott laws and regulations. Compliance with these laws, rules, regulations and decrees is dependent on our employees, subcontractors, consultants, agents, third-party brokers and customers, whose individual actions could violate these laws, rules, regulations and decrees. Failure to comply could result in substantial penalties, damages to our reputation and restrictions on our ability to conduct business. In addition, any investigation or litigation related to such violations may require significant management time and could cause us to incur extensive legal and related costs, all of which may have a material adverse effect on our results of operations and operating cash flows.

Risks Related to our Acquisition Strategy

There is a scarcity of and competition for acquisition opportunities.

There are a limited number of operating companies available for acquisition that we deem to be desirable targets. In addition, there is a very high level of competition among companies seeking to acquire these operating companies. We are and will continue to be a very minor participant in the business of seeking acquisitions of these types of companies. A large number of established and well-financed entities are active in acquiring interests in companies that we may find to be desirable acquisition candidates. Many of these entities have significantly greater financial resources, technical expertise and managerial capabilities than us. Consequently, we will be at a competitive disadvantage in negotiating and executing possible acquisitions of these businesses. Even if we are able to successfully compete with these entities, this competition may affect the terms of completed transactions and, as a result, we may pay more than we expected for potential acquisitions. We may not be able to identify operating companies that complement our strategy, and even if we identify a company that complements our strategy, we may be unable to complete an acquisition of such a company for many reasons, including:

•	failure to agree on the terms necessary for a transaction, such as the purchase price;

•	incompatibility between our operational strategies or management philosophies with those of the potential acquiree;

•	competition from other acquirers of operating companies;

•	lack of sufficient capital to acquire a profitable logistics company;

•	unwillingness of a potential acquiree to agree to subordinate any future payment of earn-outs or promissory notes to the payments due to our Lender; and

•	unwillingness of a potential acquiree to work with our management.

Risks related to acquisition financing.

We have a limited amount of financial resources and our ability to make additional acquisitions without securing additional financing from outside sources is limited. In order to continue to pursue our acquisition strategy, we may be required to obtain additional financing. We intend to obtain such financing through a combination of traditional debt financing or the placement of debt and equity securities. We may finance some portion of our future acquisitions by either issuing equity or by using shares of our common stock for all or a portion of the purchase price for such businesses. In the event that our common stock does not attain or maintain a sufficient market value, or potential acquisition candidates are otherwise unwilling to accept our common stock as part of the purchase price for the sale of their businesses, we may be required to use more of our cash resources, if available, in order to maintain our acquisition program. If we do not have sufficient cash resources, we will not be able to complete acquisitions and our growth could be limited unless we are able to obtain additional capital through debt or equity financings. The terms of our credit facility require that we obtain the consent of our lenders prior to securing additional debt financing. There could be circumstances in which our ability to obtain additional debt financing could be constrained if we are unable to secure such consent.

Our credit facilities place certain limits on the acquisitions we may make.

Under the terms of our credit facilities, we may be required to obtain the consent of each of our lenders prior to making any additional acquisitions.

We are permitted to make additional acquisitions without the consent of the lenders only if certain conditions are satisfied. These conditions include the following: (i) the absence of an event of default under the Senior Credit Facility, (ii) the acquisition must be consensual; (iii) the company to be acquired must be in the transportation and logistics industry, located in the United States or certain other approved jurisdictions, and have a positive EBITDA for the 12 month period most recently ended prior to such acquisition, (iv) no debt or liens may be incurred, assumed or result from the acquisition, subject to limited exceptions, and (v) after giving effect for the funding of the acquisition, we must have availability under the Senior Credit Facility of at least the greater of 20% of the U.S.-based borrowing base and Canadian-based borrowing base or $12.5 million, and U.S. availability of at least $7.5 million.

In the event we are not able to satisfy the conditions of our credit facilities in connection with a proposed acquisition, we must either forego the acquisition, obtain the consent of the lenders, or retire the credit facility. This may prevent us from completing acquisitions that we determine are desirable from a business perspective and limit or slow our ability to achieve the critical mass we need to achieve our strategic objectives.

To the extent we make any material acquisitions, our earnings will be adversely affected by non-cash charges relating to the amortization of intangibles, which may cause our stock price to decline.

Under applicable accounting standards, purchasers are required to allocate the total consideration paid in a business combination to the identified acquired assets and liabilities based on their fair values at the time of acquisition. The excess of the consideration paid to acquire a business over the fair value of the identifiable tangible assets acquired must be allocated among identifiable intangible assets including goodwill. The amount allocated to goodwill is not subject to amortization. However, it is tested at least annually for impairment. The amount allocated to identifiable intangibles, such as customer relationships and the like, is amortized over the life of these intangible assets. We expect that this will subject us to periodic charges against our earnings to the extent of the amortization incurred for that period. Because our business strategy focuses, in part, on growth through acquisitions, our future earnings will be subject to greater non-cash amortization charges than a company whose earnings are derived solely from organic growth. As a result, we will experience an increase in non-cash charges related to the amortization of intangible assets acquired in our acquisitions. Our financial statements will show that our intangible assets are diminishing in value, when, in fact, we believe they may be increasing because we are growing the value of our intangible assets (e.g. customer relationships). Because of this discrepancy, we believe our EBITDA, a measure of financial performance that does not conform to generally accepted accounting principles (“GAAP”), provides a meaningful measure of our financial performance. However, the investment community generally measures a public company’s performance by its net income. Further, the financial covenants of our credit facility adjust EBITDA to exclude costs related to share based compensation and other non-cash charges. Thus, we believe EBITDA, and adjusted EBITDA, provide a meaningful measure of our financial performance. If the investment community elects to place more emphasis on net income, the future price of our common stock could be adversely affected.

We are not obligated to follow any particular criteria or standards for identifying acquisition candidates.

Even though we have developed general acquisition guidelines, other than as required under the credit facility, we are not obligated to follow any particular operating, financial, geographic or other criteria in evaluating candidates for potential acquisitions or business combinations. We will target businesses that we believe will provide the best potential long-term financial return for our stockholders and we will determine the purchase price and other terms and conditions of acquisitions. Our stockholders will not have the opportunity to evaluate the relevant economic, financial and other information that our management team will use and consider in deciding whether or not to enter into a particular transaction.

We may be required to incur a significant amount of indebtedness in order to successfully implement our acquisition strategy.

Subject to the restrictions contained under our current credit facilities, we may be required to incur a significant amount of indebtedness in order to complete future acquisitions. If we are not able to generate sufficient cash flow from the operations of acquired businesses to make scheduled payments of principal and interest on the indebtedness, then we will be required to use our capital for such payments. This will restrict our ability to make additional acquisitions. We may also be forced to sell an acquired business in order to satisfy indebtedness. We cannot be certain that we will be able to operate profitably once we incur this indebtedness or that we will be able to generate a sufficient amount of proceeds from the ultimate disposition of such acquired businesses to repay the indebtedness incurred to make these acquisitions.

We may experience difficulties in integrating the operations, personnel and assets of acquired businesses that may disrupt our business, dilute stockholder value and adversely affect our operating results.

A core component of our business plan is to acquire businesses and assets in the transportation and logistics industry. There can be no assurance that we will be able to identify, acquire or profitably manage businesses or successfully integrate acquired businesses into the Company without substantial costs, delays or other operational or financial problems. Such acquisitions also involve numerous operational risks, including:

•	difficulties in integrating operations, technologies, services and personnel;

•	the diversion of financial and management resources from existing operations;

•	the risk of entering new markets;

•	the potential loss of existing or acquired operating partners following an acquisition;

•	the potential loss of key employees following an acquisition and the associated risk of competitive efforts from such departed personnel;

•	possible legal disputes with the acquired company following an acquisition; and

•	the inability to generate sufficient revenue to offset acquisition or investment costs.

As a result, if we fail to properly evaluate and execute any acquisitions or investments, our business and prospects may be seriously harmed.

We attempt to mitigate these risks, in part and when possible, by providing that a portion of the ultimate purchase price for each acquired operation is structured as contingent consideration (i.e. an earn-out) based on the future financial performance of the business. This structure is intended to mitigate the impact of an acquired business underperforming relative to its anticipated earnings level. To the extent that an acquired operation underperforms relative to anticipated earnings levels, we are able to set-off certain levels of future unpaid purchase price for such acquired operations. This will result in the recognition of a non-cash gain on the change in contingent consideration. This occurred in connection with the performance of the Company’s ISLA, ALBS, Marvir, IFS, On Time and PCA operations. In the alternative, to the extent an acquired operation over performs anticipated earnings levels, we will recognize a non-cash expense on change in contingent consideration. Not every acquisition is structured utilizing contingent consideration. Our acquisition in 2011 of DBA and our recent acquisition of Wheels were structured without using contingent consideration. We will be unable to reduce the purchase price of either of these entities underperforms relative to anticipated earnings levels.

We recently acquired Wheels and are currently integrating its business into our operations.

On April 2, 2015, we acquired all of the capital stock of Wheels through a court-approved plan of arrangement. Wheels will operate as our wholly-owned subsidiary. There can be no assurance of Wheels’ ability following the acquisition to maintain and grow its revenues and operating margins in a manner consistent with its most recent operating results, our ability to integrate Wheels’ operations with our historic operations, or our ability to realize cost synergies with Wheels, as well as the effect that the acquisition may have on Wheels’ existing customers and employees.

Risks Related to our Securities

Provisions of our certificate of incorporation, bylaws and Delaware law may make a contested takeover more difficult.

Certain provisions of our certificate of incorporation, bylaws and the General Corporation Law of the State of Delaware (“DGCL”) could deter a change in our management or render more difficult an attempt to obtain control of us, even if such a proposal is favored by a majority of our stockholders. For example, we are subject to the provisions of the DGCL that prohibit a public Delaware corporation from engaging in a broad range of business combinations with a person who, together with affiliates and associates, owns 15% or more of such corporation’s outstanding voting shares (an “interested stockholder”) for three years after the person became an interested stockholder, unless the business combination is approved in a prescribed manner. Our certificate of incorporation provides that directors may only be removed for cause by the affirmative vote of 75% of our outstanding shares and that amendments to our bylaws require the affirmative vote of holders of two-thirds of our outstanding shares. Our certificate of incorporation also includes undesignated preferred stock, which may enable our Board of Directors to discourage an attempt to obtain control of us by means of a tender offer, proxy contest, merger or otherwise. Finally, our bylaws include an advance notice procedure for stockholders to nominate directors or submit proposals at a stockholders meeting.

Trading in our common stock has been limited and there is no significant trading market for our common stock.

Although our common stock is traded on the NYSE MKT, it may remain relatively illiquid, or “thinly traded.” Because of this limited liquidity, stockholders may be unable to sell their shares. The trading price of our shares may from time to time fluctuate widely. The trading price may be affected by a number of factors including events described in the risk factors set forth in this report as well as our operating results, financial condition, announcements, general conditions in the industry and the financial markets, and other events or factors. In recent years, broad stock market indices, in general, and smaller capitalization companies, in particular, have experienced substantial price fluctuations. In a volatile market, we may experience wide fluctuations in the market price of our common stock. These fluctuations may have a negative effect on the market price of our common stock.

The influx of additional shares of our common stock onto the market may create downward pressure on the trading price of our common stock.

We have completed several acquisitions which often include the issuance of additional shares pursuant to the purchase agreements. During the fiscal year ended June 30, 2014, we have issued approximately 280,591 unregistered shares of our common stock as part of the purchase price, or associated with the financing of a transaction. In addition, we may issue additional shares in connection with such acquisitions upon the achievement of certain earn-out thresholds. In April 2015, we issued an additional 6.9 million shares of common stock in connection with our acquisition of Wheels. The availability of additional shares for sale to the public under Rule 144 of the Securities Act of 1933, as amended (the “Securities Act”) and sale of such shares in public markets could have an adverse effect on the market price of our common stock. Such an adverse effect on the market price would make it more difficult for us to sell our equity securities in the future at prices we deem appropriate or to use our shares as currency for future acquisitions which will make it more difficult to execute our acquisition strategy.

The issuance of additional shares may result in additional dilution to our existing stockholders.

This universal shelf registration statement will allow us to publicly issue up to $100 million of additional securities, including debt, common stock, preferred stock, and warrants. The shelf registration is intended to provide greater flexibility to us in financing growth or changing our capital structure.

At any time we may make private offerings of our securities. We have issued, and may be required to issue, additional shares of common stock or common stock equivalents in payment of the purchase price of businesses we have acquired. This will have the effect of further increasing the number of shares outstanding. In connection with future acquisitions, we may undertake the issuance of more shares of common stock without notice to our then existing stockholders. We may also issue additional shares in order to, among other things, compensate employees or consultants or for other valid business reasons in the discretion of our Board of Directors, which could result in diluting the interests of our existing stockholders.

The exercise or conversion of our outstanding options, warrants or other convertible securities or any derivative securities we issue in the future will result in the dilution of the ownership interests of our existing stockholders and may create downward pressure on the trading price of our common stock. We are currently authorized to issue 100 million shares of common stock. As of May 1, 2015, we had 42,017,676 outstanding shares of common stock. We may in the future issue up to 5,437,436 additional shares of our common stock upon exercise of existing options.

We may issue shares of preferred stock with greater rights than our common stock.

Our certificate of incorporation authorizes our Board of Directors to issue shares of preferred stock and to determine the price and other terms for those shares without the approval of our stockholders. Any such preferred stock we may issue in the future could rank ahead of our common stock in many ways, including in terms of dividends, liquidation rights, and voting rights.

As we do not anticipate paying dividends on our common stock, investors in our shares of common stock will not receive any dividend income.

We have not paid any cash dividends on our common stock since our inception and we do not anticipate paying cash dividends on our common stock in the foreseeable future. Any dividends that we may pay in the future will be at the discretion of our Board of Directors, and will depend on our future earnings, any applicable regulatory considerations, our financial requirements and other similarly unpredictable factors. Our ability to pay dividends is further limited by the terms of our credit facilities. Accordingly, investors seeking dividend income should not purchase our stock.

If we are unable to pay quarterly dividends to the holders of our Series A Preferred Shares, we may be subject to additional penalties and requirements, all of which could have a negative effect on the holders of our common stock.

We are required to pay quarterly dividends on the shares of our Series A Preferred Shares equal to 9.75% per annum per $25.00 stated liquidation preference per Series A Preferred Share. If we do not pay dividends in full on the Series A Preferred Shares on any two dividend payment dates (whether consecutive or not), then the per annum dividend rate will increase by an additional 2.00% per $25.00 stated liquidation preference, or $0.50 per annum per Series A Preferred Share, commencing on and after the day following such second dividend payment date. On each subsequent dividend payment date on which cash dividends on the Series A Preferred Shares are not declared and paid, the annual dividend rate on the Series A Preferred Shares payable shall increase by an additional 2.00% per annum per $25.00 stated liquidation preference per Series A Preferred Share, up to a maximum annual dividend rate on the Series A Preferred Shares of 19.00%. The increase in dividend rates would have a detrimental effect on the value of the Company and the holders of its common stock.

In addition, while the voting rights of Series A Preferred Shares is extremely limited, in the event that we fail to pay six quarterly dividends, whether consecutive or not, on the Series A Preferred Shares or fail to maintain a listing on a national securities exchange, the holders of Series A Preferred Shares will have the right, voting together as a class with all other classes or series of parity securities upon which like voting rights have conferred and are exercisable, to elect two additional directors to serve on our Board of Directors. The appointment of such two designees to our Board of Directors could inhibit our ability to execute our business plan and pursue additional acquisitions.

From time to time, we publish certain forward-looking information regarding our future anticipated performance, which information may be materially different than our actual future results.

From time to time, we publish certain forward-looking information regarding our future anticipated performance, including guidance with respect to our estimated future revenues and profits. This forward-looking information is not a guaranty and is subject to known and unknown risks, uncertainties and assumptions about us that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking information. While it is impossible to identify all of the factors that may cause our actual operating performance, events, trends or plans to differ materially from those set forth in such forward-looking information, such factors include the inherent risks associated with our recent and future acquisitions, our operations, management and other outside competitive and economic influences on our business. Important factors with regard to our recent and future acquisitions that could cause our actual results to differ from our expectations, include but are not limited to: our ability to maintain the future operations of our recently acquired businesses in a manner consistent with their past practices; our recently acquired businesses will be able to maintain and grow their revenues and operating margins in a manner consistent with their most recent results of operations; our ability to integrate the operations of such businesses with our existing operations, as well as our ability to realize expected financial and operational cost and revenue synergies through such integration; our reliance on the acquired management teams and the continued customer relationships provided by the acquired businesses; the effect that these acquisitions will have on their existing customers and employees; the effect that the acquisitions will have on our historic and existing network of locations; our ability to maintain relationships with members of any agency-based networks that we may acquire; and any material adverse change in the composition of their customers. Important additional factors related to our operations that could cause our actual results to differ from our expectations include, but are not limited to, our ability to: use our Bellevue, Washington operations as a “platform” upon which we can build a profitable global transportation and supply chain management company; retain and build upon the relationships we have with our operating partners; continue the development of our back-office infrastructure and transportation and accounting systems in a manner sufficient to service our expanding revenues and network of operating locations; maintain and enhance the future operations of our Company-owned operating locations; continue growing our business and maintain historical or increased gross profit margins; locate suitable acquisition opportunities; secure the financing necessary to complete any acquisition opportunities we locate; assess and respond to competitive practices in the industries in which we compete; mitigate, to the best extent possible, our dependence on current management and certain of our larger operating partners; assess and respond to the impact of current and future laws and governmental regulations affecting the transportation industry in general and our operations in particular; and assess and respond to such other factors that may be identified from time to time in our SEC filings and other public announcements.

Ineffective internal controls could impact our business and operating results.

Our internal control over financial reporting may not prevent or detect misstatements because of its inherent limitations, including the possibility of human error, the circumvention or overriding of controls, or fraud. Even effective internal controls can provide only reasonable assurance with respect to the preparation and fair presentation of financial statements. If we fail to maintain the adequacy of our internal controls, including any failure to implement required new or improved controls, or if we experience difficulties in their implementation, our business and operating results could be harmed and we could fail to meet our financial reporting obligations.

USE OF PROCEEDS

Unless we state differently in the applicable prospectus supplement, we expect to use the net proceeds we receive from the sale of the securities offered by us pursuant to this prospectus and any applicable prospectus supplement for general corporate purposes and working capital.

The selling stockholders will receive all of the net proceeds from the resale of their shares of common stock pursuant to any applicable prospectus supplement.

DESCRIPTION OF SECURITIES TO BE OFFERED

We may from time to time offer our common stock, preferred stock, debt securities and warrants to purchase common stock or debt securities up to an aggregate initial offering price of $100 million under this prospectus. In addition, the selling stockholders may from time to time offer up to 3,000,000 shares of our common stock. We will not receive any proceeds from the sale of securities by the selling stockholders. This prospectus provides you with a general description of the securities we or the selling stockholders may offer. Each time we offer securities under this prospectus, we will provide a prospectus supplement that will contain more specific information about the terms of that offering. Depending upon the method of distribution, a prospectus supplement may also be required in connection with certain sales of common stock by the selling stockholders. Any prospectus supplement may add, update or change information contained in this prospectus or in documents we have incorporated by reference into this prospectus.

This prospectus may not be used by us to offer or sell any securities unless accompanied by a prospectus supplement.

We and the selling stockholders may sell the securities directly or through underwriters, dealers or agents. We, the selling stockholders and our underwriters, dealers or agents, reserve the right to accept or reject all or part of any proposed purchase of securities. If we or the selling stockholders do offer securities through underwriters or agents, we will include the following information in the applicable prospectus supplement:

•	the names of those underwriters or agents;

•	applicable fees, discounts and commissions to be paid to them;

•	details regarding over-allotment options, if any; and

•	the net proceeds to us or to the selling stockholders.

COMMON STOCK

We may issue shares of our common stock from time to time. The following description of the general terms and provisions of our common stock is a summary only and therefore is not complete and is subject to, and qualified in its entirety by reference to, the terms and provisions of our certificate of incorporation and our bylaws. Our certificate of incorporation and our bylaws have been filed with the SEC as exhibits to the registration statement of which this prospectus forms a part and you should read each for provisions that may be important to you.

General

We have authority to issue 100,000,000 shares of common stock, $0.001 par value per share. As of May 1, 2015, we had 42,017,676 shares of common stock issued and outstanding.

Voting Rights

The holders of our common stock are entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders, including the election of directors, and do not have cumulative voting rights.

Dividends

Holders of shares of our common stock are entitled to dividends as and when declared by our Board of Directors from funds legally available therefore, and upon our liquidation, dissolution or winding-up are entitled to share ratably in all assets remaining after payment of liabilities. We have not paid any dividends on our common stock and do not anticipate paying any dividends on our common stock in the foreseeable future. Our ability to pay dividends is limited by the terms of our credit facilities (subject to limited exceptions). As such, it is our present policy to retain earnings, if any, for use in the development of our business.

Liquidation

Subject to any preferential rights of any then outstanding preferred stock, in the event of our liquidation, dissolution or winding up, holders of our common stock are entitled to share ratably in the assets remaining after payment of liabilities and the liquidation preferences of any then outstanding preferred stock.

Rights and Preferences

Our common stock does not carry any preemptive rights enabling a holder to subscribe for, or receive shares of, any class of our common stock or any other securities convertible into shares of any class of our common stock, or any redemption rights.

Certificate of Incorporation and Bylaw Provisions

See “Anti-Takeover Effects of Various Provisions of Delaware Law and our Certificate of Incorporation and Bylaws” for a description of provisions of our certificate of incorporation and bylaws that may have the effect of delaying changes in our control or management.

Stock Exchange Listing

Our common stock is listed and traded on the NYSE-MKT under the symbol “RLGT.”

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Broadridge Corporate Issuer Solutions, Inc. The transfer agent and registrar’s address is 1717 Arch Street, Suite 1300, Philadelphia, Pennsylvania 19103.

PREFERRED STOCK

The following description of the terms of the preferred stock we may issue sets forth certain general terms and provisions of any series of preferred stock to which any prospectus supplement may relate. Particular terms of the preferred stock offered by any prospectus supplement and the extent, if any, to which these general terms and provisions will apply to any series of preferred stock so offered will be described in the prospectus supplement relating to the applicable preferred stock. The applicable prospectus supplement may also state that any of the terms set forth in this description are inapplicable to such series of preferred stock. This description does not purport to be complete and is subject to and qualified in its entirety by reference to applicable Delaware law and the provisions of our certificate of incorporation relating to preferred stock.

We currently have 5,000,000 authorized shares of preferred stock, par value $0.001 per share, of which 839,200 shares are issued and outstanding as of the date of this prospectus. Preferred stock may be issued independently or together with any other securities and may be attached to or separate from the other securities.

Pursuant to Delaware law and our certificate of incorporation, our board may establish one or more series of preferred stock and fix the number of shares constituting such series, the designation of such series, the voting powers (if any) of the shares of such series and the preferences and relative, participating, optional or other special rights, if any, and any qualifications, limitations or restrictions thereof, of the shares of such series. Such rights, preferences, powers and limitations as may be established could have the effect of discouraging an attempt to obtain control of the Company.

The board, in approving the issuance of a series of preferred stock and the applicable prospectus supplement, will set forth with respect to such series, the following:

•	the number of shares constituting such series;

•	the designation of such series;

•	the voting powers, if any, of the shares of such series;

•	the right, if any, to receive dividends; and

•	the preferences and relative, participating, optional or other special rights, if any, and any qualifications, limitations or restrictions thereof, of the shares of such series.

The terms of each series of preferred stock will be described in the prospectus supplement related to such series of preferred stock and will contain a discussion of any material U.S. Federal income tax considerations applicable to such series of preferred stock.

9.75% Series A Cumulative Redeemable Perpetual Preferred Stock

General

We currently have authorized 1,150,000 Series A Preferred Shares, of which 839,200 shares are currently outstanding.

The Series A Preferred Shares will entitle the holders thereof to receive cumulative cash dividends when, as and if declared by our Board of Directors out of funds legally available for such purpose. Each Series A Preferred Share has a fixed liquidation preference equal to $25.00 per share plus an amount equal to accumulated and unpaid dividends thereon to the date fixed for payment, whether or not declared.

The Series A Preferred Shares represent perpetual equity interests in us and, unlike our indebtedness, do not entitle the holders thereof to receive payment of a principal amount at a particular date. As such, the Series A Preferred Shares rank junior to all of our indebtedness and other liabilities with respect to assets available to satisfy claims against us.

Ranking

The Series A Preferred Shares will, with respect to dividend distributions and distributions upon the liquidation of our affairs, rank:

•	senior to all classes of our common shares and to each other class or series of capital stock established after the original issue date of the Series A Preferred Shares that is not expressly made senior to or on parity with the Series A Preferred Shares as to the payment of dividends and amounts payable upon the liquidation of our affairs (collectively, “Junior Securities”);

•	pari passu with any class or series of capital stock established after the original issue date of the Series A Preferred Shares that is not expressly subordinated or senior to the Series A Preferred Shares as to the payment of dividends and amounts payable upon the liquidation of our affairs (collectively, “Parity Securities”);

•	junior to all of our indebtedness and other liabilities with respect to assets available to satisfy claims against us; and

•	junior to each other class or series of capital stock expressly made senior to the Series A Preferred Shares as to the payment of dividends and amounts payable upon the liquidation of our affairs (collectively, “Senior Securities”).

Our Board of Directors has the authority to determine the preferences, powers, qualifications, limitations, restrictions and special or relative rights or privileges, if any, of any such class or series of securities before the issuance of any shares of that class or series. Our Board of Directors will also determine the number of shares constituting each class or series of securities. Under the Certificate of Designations, we may issue from time to time additional Series A Preferred Shares or Junior Securities in one or more series without the consent of the holders of the Series A Preferred Shares. Our ability to issue Parity Securities or Senior Securities is limited as described under “— Voting Rights.”

Other than the Series A Preferred Shares that we propose to issue hereunder and our currently outstanding common stock, we have no other class or series of capital stock outstanding on the date hereof.

Liquidation Rights

Subject to the rights of our creditors and the holders of any of our Senior Securities or Parity Securities, the holders of outstanding Series A Preferred Shares will be entitled, in the event of any liquidation of our affairs, to receive a cash payment equal to the liquidation preference of $25.00 per share plus an amount equal to accumulated and unpaid dividends thereon (whether or not declared) to the date fixed for payment of such amount, and no more, before any distribution will be made to the holders of our common shares or any other Junior Securities. Each reference in this prospectus to a “liquidation of our affairs” shall mean any liquidation, dissolution or winding up of our affairs, whether voluntary or involuntary. A consolidation or merger of us with or into any other entity, individually or in a series of transactions, will not be deemed a liquidation of our affairs for this purpose. In the event that our assets available for distribution to holders of the outstanding Series A Preferred Shares and any Parity Securities are insufficient to permit payment of all such required amounts, our assets then remaining will be distributed among the holders of the outstanding Series A Preferred Shares and any Parity Securities, as applicable, ratably on the basis of their relative aggregate liquidation preferences. After payment of all required amounts to the holders of the outstanding Series A Preferred Shares and Parity Securities, our remaining assets and funds will be distributed among the holders of the common shares and any other Junior Securities then outstanding according to their respective rights, and the holders of Series A Preferred Shares will have no right or claim to any of our remaining assets and funds.

Voting Rights

Holders of the Series A Preferred Shares have no voting rights except as set forth below or as otherwise provided by Delaware law. In the event that six quarterly dividends, whether consecutive or not, payable on the Series A Preferred Shares are in arrears, the holders of the Series A Preferred Shares will have the right, voting as a class together with holders of any Parity Securities upon which like voting rights have been conferred and are exercisable, at the next meeting of shareholders called for the election of directors, to elect two members of our Board of Directors, and the size of our Board of Directors will be increased as needed to accommodate such change. The right of such holders of Series A Preferred Shares to elect two members of our Board of Directors will continue until such time as all dividends accumulated and in arrears on the Series A Preferred Shares have been paid in full, at which time such right will terminate. However, after the dividends accumulated and in arrears have been paid and the right of such holders of Series A Preferred Shares to elect two members of our Board of Directors has terminated, such right to elect two members of our Board of Directors may be reinstated in the event of a subsequent failure to pay six additional quarterly dividends, as described above. Upon any termination of the right of the holders of the Series A Preferred Shares and any other Parity Securities to vote as a class for directors, the term of office of all directors then in office elected by such holders voting as a class will terminate immediately. Any directors elected by the holders of the Series A Preferred Shares and any other Parity Securities shall each be entitled to one vote per director on any matter before our Board of Directors.

Unless we have received the affirmative vote or consent of the holders of a majority of the outstanding Series A Preferred Shares, voting as a single class, we may not adopt any amendment to our Certificate of Incorporation that adversely alters the preferences, powers or rights of the Series A Preferred Shares.

In addition, unless we have received the affirmative vote or consent of the holders of a majority of the outstanding Series A Preferred Shares, voting as a class together with holders of any other Parity Securities upon which like voting rights have been conferred and are exercisable, we may not:

•	create or issue any Parity Securities if the cumulative dividends payable on outstanding Series A Preferred Shares are in arrears; or

•	create or issue any Senior Securities.

Notwithstanding the foregoing, we may amend our Certificate of Incorporation to increase the authorized number of shares of our Preferred Stock. On any of the above-referenced matters in which the holders of the Series A Preferred Stock are entitled to vote as a class, such holders will be entitled to one vote per share.

Dividends

General. Holders of Series A Preferred Shares are entitled to receive, when, as and if declared by our Board of Directors out of funds legally available for such purpose, cumulative cash dividends. Under our current loan agreements, we are prohibited from declaring and paying dividends unless: (i) there are no existing events of default under the credit facility or an event of default would not be caused by the declaration or payment of such dividend, and (ii) upon giving pro forma effect to the dividend, (1) the amount available under the credit facility after the pro forma effect of such dividend is equal to the greater of 20% of the U.S. borrowing base under the Senior Credit Facility or $12.5 million, and (2) U.S. availability is at least $7.5 million.

Dividend Rate. Dividends on Series A Preferred Shares are cumulative and payable on January 31, April 30, July 31 and October 31 (each a “Dividend Payment Date”), when, as and if declared by our Board of Directors out of funds legally available for such purpose. Subject to adjustment in the manner described below under “— Penalties as a Result of Failure to Pay Dividends”, dividends on the Series A Preferred Shares will accrue at a rate of 9.75% per annum per $25.00 stated liquidation preference per Series A Preferred Share.

Dividend Payment Date. Dividends will accumulate in arrears each dividend period from and including the preceding Dividend Payment Date or the initial issue date, as the case may be, to but excluding the applicable Dividend Payment Date for such dividend period, and dividends will accrue on accumulated and unpaid dividends at the applicable dividend rate. If any Dividend Payment Date otherwise would fall on a day that is not a business day, declared dividends will be paid on the immediately succeeding business day without the accumulation of additional dividends. Dividends on the Series A Preferred Shares will be payable based on a 360-day year consisting of twelve 30-day months.

Payment of Dividends. Not later than the close of business, New York City time, on each Dividend Payment Date, we will pay those dividends, if any, on the Series A Preferred Shares that have been declared by our Board of Directors to the holders of such shares as such holders’ names appear on our stock transfer books maintained by the Registrar and Transfer Agent on the applicable record rate. The applicable record date will be the business day immediately preceding the applicable Dividend Payment Date, except as otherwise provided below in the case of payments of dividends in arrears.

No dividend may be declared or paid or set apart for payment on any junior securities (other than a dividend payable solely in shares of junior securities) unless (a) full cumulative dividends have been or contemporaneously are being paid or provided for on all outstanding Series A Preferred Shares and any Parity Securities through the most recent respective Dividend Payment Dates and (b) we are in compliance with the Fixed Charge Coverage Ratio described below under “— Fixed Charge Coverage Ratio.” Accumulated dividends in arrears for any past dividend period may be declared by our Board of Directors and paid on any date fixed by our Board of Directors, whether or not a Dividend Payment Date, to holders of the Series A Preferred Shares on the record date for such payment, which may not be more than 60 days, nor less than 15 days, before such payment date. Subject to the next succeeding sentence, if all accumulated dividends in arrears on all outstanding

Series A Preferred Shares and any Parity Securities have not been declared and paid, or sufficient funds for the payment thereof have not been set apart, payment of accumulated dividends in arrears will be made in order of their respective Dividend Payment Dates, commencing with the earliest. If less than all dividends payable with respect to all Series A Preferred Shares and any Parity Securities are paid, any partial payment will be made pro rata with respect to the Series A Preferred Shares and any Parity Securities entitled to a dividend payment at such time in proportion to the aggregate amounts remaining due in respect of such shares at such time. Holders of the Series A Preferred Shares will not be entitled to any dividend, whether payable in cash, property or stock, in excess of the full cumulative dividends described herein. Except insofar as dividends accrue on the amount of any accumulated and unpaid dividends as described under “— Dividends — Dividend Payment Date”, no interest or sum of money in lieu of interest will be payable in respect of any dividend payment which may be in arrears on the Series A Preferred Shares.

Penalties as a Result of Failure to Pay Dividends. If we do not pay dividends in full on the Series A Preferred Shares on any two Dividend Payment Dates (whether consecutive or not), then the per annum dividend rate will increase by an additional 2.00% per $25.00 stated liquidation preference, or $0.50 per annum, or $0.125 per quarter, per Series A Preferred Share commencing on and after the day following such second Dividend Payment Date.

On each subsequent Dividend Payment Date on which cash dividends on the Series A Preferred Shares shall not be declared and paid, the annual dividend rate on the Series A Preferred Shares payable shall increase by an additional 2.00% per annum per $25.00 stated liquidation preference per Series A Preferred Share, up to a maximum annual dividend rate on the Series A Preferred Shares of 19.00%.

Notwithstanding the foregoing, each such increase in the annual dividend rate on the Series A Preferred Shares will lapse if and when we have paid all accrued but unpaid dividends on the Series A Preferred Shares for two consecutive Dividend Payment Dates. The dividend rate will then return to the initial dividend rate set at issuance before any such increases had occurred, subject to the revesting of the right of holders of the Series A Preferred Shares to receive a per annum dividend rate increase on the terms and under the circumstances described above.

Redemption

Optional Redemption. Commencing on December 20, 2018, we may redeem, at our option, in whole or in part, the Series A Preferred Shares at a cash redemption price equal to $25.00 per share plus an amount equal to all accumulated and unpaid dividends thereon (whether or not declared) to, but not including, the date of redemption.

A written notice of optional redemption will be mailed, postage prepaid, not less than 15 nor more than 60 days prior to the redemption date, addressed to the holders of record of our Series A Preferred Shares at their addresses as they appear on our stock transfer records. A failure to give such notice or any defect in the notice or in its mailing will not affect the validity of the proceedings for the optional redemption of the shares of Series A Preferred Shares, except as to any holder to whom notice was defective or not given. Each notice will state:

•	the redemption date;

•	the redemption price;

•	the number of Series A Preferred Shares to be redeemed and, if less than all outstanding Series A Preferred Shares are to be redeemed, the number (and the identification) of shares to be redeemed from such holder;

•	the place or places where the certificates, if any, evidencing the shares of Series A Preferred Shares to be redeemed are to be surrendered for payment;

•	that the shares of Series A Preferred Shares are being redeemed pursuant to our optional redemption right; and

•	that dividends on the shares to be redeemed will cease to accrue on such redemption date.

If fewer than all of the outstanding Series A Preferred Shares are to be redeemed, the number of shares to be redeemed will be determined by us, and those shares will be redeemed by lot or such other method of selection as the Securities Depository shall determine, with adjustments to avoid redemption of fractional shares. So long as all Series A Preferred Shares are held of record by the nominee of the Securities Depository, we will give notice, or cause notice to be given, to Depository Trust Company of the number of Series A Preferred Shares to be redeemed, and Depository Trust Company will determine the number of Series A Preferred Shares to be redeemed from the account of each of its participants holding such shares in its participant account. Thereafter, each participant holding more shares than the number subject to redemption will select the number of shares to be redeemed from each beneficial owner for whom it acts (including the participant, to the extent it holds Series A Preferred Shares for its own account). Under these circumstances, a participant may determine to redeem Series A Preferred Shares from some beneficial owners (including the participant itself) without redeeming Series A Preferred Shares from the accounts of other beneficial owners.

If only a portion of the Series A Preferred Shares represented by a certificate has been called for redemption, upon the actual or deemed surrender of the certificate to our transfer agent, the transfer agent will issue to the holder of such shares a new certificate (or adjust the applicable book-entry account) representing the number of Series A Preferred Shares represented by the surrendered certificate that have not been called for redemption.

Procedures Applicable to Redemptions. So long as the Series A Preferred Shares are held of record by the nominee of Depository Trust Company, the redemption price will be paid by the transfer agent to Depository Trust Company on the redemption date. Depository Trust Company’s normal procedures provide for it to distribute the amount of the redemption price in same-day funds to its participants who, in turn, are expected to distribute such funds to the persons for whom they are acting as agent.

If we give or cause to be given a notice of redemption, then we will deposit with our transfer agent funds sufficient to redeem the Series A Preferred Shares as to which notice has been given by the close of business, New York City time, no later than the Business Day immediately preceding the date fixed for redemption, and will give the transfer agent irrevocable instructions and authority to pay the redemption price to the holder or holders thereof upon the actual or deemed surrender of the certificates therefor.

We will be entitled to receive from the transfer agent the interest income, if any, earned on such funds deposited with the transfer agent (to the extent that such interest income is not required to pay the redemption price of the shares to be redeemed), and the holders of any shares so redeemed will have no claim to any such interest income. Any funds deposited with the transfer agent hereunder by us for any reason, including, but not limited to, redemption of Series A Preferred Shares, that remain unclaimed or unpaid after two years after the applicable redemption date or other payment date, shall be, to the extent permitted by law, repaid to us upon our written request after which repayment the holders of the Series A Preferred Shares entitled to such redemption or other payment shall have recourse only to us.

Notwithstanding any notice of redemption, there will be no redemption of any Series A Preferred Shares called for redemption until funds sufficient to pay the full redemption price of such shares, including all accumulated and unpaid dividends thereon (whether or not declared) to the date of redemption, have been deposited by us with the transfer agent.

If notice of redemption shall have been given, then from and after the date fixed for redemption, unless we default in providing funds sufficient for such redemption at the time and place specified for payment pursuant to the applicable redemption notice, all dividends on such shares will cease to accumulate and all rights of holders of such shares as our shareholders will cease, except the right to receive the redemption price, including an amount equal to accumulated and unpaid dividends thereon (whether or not declared ) to the date of redemption.

Other Provisions Applicable to Redemptions or Purchases. Any optional redemption of the Series A Preferred Shares may be effected only out of funds legally available for such purpose.

Subject to compliance with all applicable laws, we and our affiliates may from time to time purchase the Series A Preferred Shares by tender, in the open market or by private agreements. Neither we nor any of our affiliates has any obligation, or any present plan or intention, to purchase any Series A Preferred Shares. Any shares repurchased and cancelled by us will revert to the status of authorized but unissued preferred shares, undesignated as to series.

Notwithstanding the foregoing, in the event as of any particular date that full cumulative dividends on the Series A Preferred Shares and any Parity Securities have not been paid or declared and set apart for payment, we may not repurchase, redeem or otherwise acquire, in whole or in part:

•	any Series A Preferred Shares or Parity Securities unless (i) all outstanding Series A Preferred Shares and Parity Securities are simultaneously redeemed; or (ii) any such repurchase, redemption or acquisition is effected pursuant to a purchase or exchange offer made on the same terms to all holders of Series A Preferred Shares and any Parity Securities; or

•	any common shares or other Junior Securities.

No Sinking Fund

The Series A Preferred Shares will not have the benefit of any sinking fund, or otherwise require us to set aside funds to secure our obligations thereunder.

Stock Exchange Listing

The Series A Preferred Shares are listed and traded on the NYSE-MKT under the symbol “RLGT-PA.” If we fail to obtain or maintain the listing of the Series A Preferred Shares on the NYSE-MKT or other securities exchange for thirty days or more, the per annum dividend rate will increase by an additional 2.00% per $25.00 stated liquidation preference, or $0.50 per annum (or $0.125 per quarter), per Series A Preferred Share for so long as such listing failure continues.

Fixed Charge Coverage Ratio

The Certificate of Designation includes a restrictive covenant that we shall not permit the “Fixed Charge Coverage Ratio” to be less than 2.00. The Fixed Charge Coverage Ratio is the ratio calculated by dividing (i) the earnings before interest, taxes, depreciation and amortization, or EBITDA, of the Company, less certain capital expenditures by (ii) its interest expense, dividends on preferred stock and certain other amounts. A fixed charge ratio measures a company’s ability to pay amounts due under its indebtedness and preferred stock in a particular period.

Transfer Agent and Registrar

The transfer agent and registrar for our Series A Preferred Shares is Broadridge Corporate Issuer Solutions, Inc. The transfer agent and registrar’s address is 1717 Arch Street, Suite 1300, Philadelphia, Pennsylvania 19103.

DEBT SECURITIES

We may issue debt securities from time to time, in one or more series, as either senior or subordinated debt or as senior or subordinated convertible debt. Any senior debt securities will rank equally with any other unsubordinated debt that we may have and may be secured or unsecured. Any subordinated debt securities will be subordinate and junior in right of payment, to the extent and in the manner described in the instrument governing such debt securities, to all or some portion of our indebtedness. Any convertible debt securities that we issue will be convertible into or exchangeable for our common stock or other securities of ours. Conversion may be mandatory or at the lender’s option and would be at prescribed conversion rates.

Other than promissory notes issued pursuant to the Senior Loan Agreement, IPD Loan Agreement and Alcentra/Triangle Subordinated Loan Agreement, we do not currently have any issued or outstanding debt securities. We may not incur any additional indebtedness without the consent of our existing lenders. This description of our debt securities presumes that our current indebtedness has been paid off or that we have obtained the consent of our existing lenders to issue additional debt securities.

The following description sets forth certain general terms and provisions of the debt securities that we may issue. We will set forth the particular terms of the debt securities we offer in a prospectus supplement and the extent, if any, to which the following general terms and provisions will apply to particular debt securities. The prospectus supplement for a particular series of debt securities may add, update or change the terms and conditions of the debt securities as described in this prospectus.

The following description of general terms and provisions relating to the debt securities and the indenture under which the debt securities will be issued (the “indenture”) is a summary only and, therefore, is not complete and is subject to, and qualified in its entirety by reference to, the terms and provisions of the indenture. The form of the indenture has been filed with the SEC as an exhibit to the registration statement of which this prospectus forms a part and you should read the indenture for provisions that may be important to you. Capitalized terms used in this section and not defined herein have the meanings specified in the indenture.

General

The terms of each series of debt securities will be established by or pursuant to a resolution of our Board of Directors and set forth or determined in the manner provided in a resolution of our Board of Directors, a supplemental indenture or an officers’ certificate. The particular terms of each series of debt securities will be described in a prospectus supplement relating to such series (including any pricing supplement or term sheet).

We can issue an unlimited amount of debt securities under the indenture that may be in one or more series with the same or various maturities, at par, at a premium or at a discount. We will set forth in a prospectus supplement (including any pricing supplement or term sheet) relating to any series of debt securities being offered, the aggregate principal amount and the following terms of the debt securities, if applicable:

•	the title of the series of debt securities;

•	the price or prices (expressed as a percentage of the principal amount) at which the debt securities will be issued;

•	any limit on the aggregate principal amount of the series of debt securities;

•	the date or dates on which the principal on the series of debt securities is payable;

•	the rate or rates (which may be fixed or variable) per annum, if applicable, or the method used to determine such rate or rates (including any commodity, commodity index, stock exchange index or financial index) at which the series of debt securities will bear interest, if any, the date or dates from which such interest will accrue, the date or dates on which such interest will commence and be payable and any regular record date for the interest payable on any interest payment date;

•	the place or places where the principal of, and premium and interest, if any, on, the series of debt securities will be payable;

•	if applicable, the period within which, the price at which and the terms and conditions upon which the series of debt securities may be redeemed;

•	any obligation we may have to redeem or purchase the series of debt securities pursuant to any sinking fund or analogous provisions or at the option of a holder of a series of debt securities;

•	the dates on which and the price or prices at which we will repurchase the series of debt securities at the option of the holders of such series of debt securities and other detailed terms and provisions of such repurchase obligations;

•	the denominations in which the series of debt securities will be issued, if other than denominations of $1,000 and any integral multiple thereof;

•	the form of the series of debt securities and whether the series of debt securities will be issuable as global debt securities;

•	the portion of principal amount of the series of debt securities payable upon declaration of acceleration of the maturity date, if other than the principal amount;

•	the currency of denomination of the debt securities;

•	the designation of the currency, currencies or currency units in which payment of principal of, and premium and interest, if any, on, the series of debt securities will be made;

•	if payments of principal of, and premium or interest, if any, on, the series of debt securities will be made in one or more currencies or currency units other than that or those in which the series of debt securities are denominated, the manner in which the exchange rate with respect to such payments will be determined;

•	the manner in which the amounts of payment of principal of, and premium or interest, if any, on, the series of debt securities will be determined, if such amounts may be determined by reference to an index based on a currency or currencies or by reference to a commodity, commodity index, stock exchange index or financial index;

•	any provisions relating to any security provided for the series of debt securities;

•	any addition to or change in the Events of Default (as defined below) described in this prospectus or in the indenture which applies to the series of debt securities and any change in the right of the trustee or the holders of the series of debt securities to declare the principal amount thereof due and payable;

•	any addition to or change in the covenants described in this prospectus or in the indenture with respect to the series of debt securities;

•	any other terms of the series of debt securities, which may supplement, modify or delete any provision of the indenture as it applies to such series;

•	any depositaries, interest rate calculation agents, exchange rate calculation agents or other agents with respect to the series of debt securities;

•	any provisions relating to conversion of the series of debt securities; and

•	whether the series of debt securities will be senior or subordinated debt securities and a description of the subordination thereof.

In addition, the indenture does not limit our ability to issue convertible or subordinated debt securities. Any conversion or subordination provisions of a particular series of debt securities will be set forth in the resolution of our Board of Directors, an officers’ certificate or supplemental indenture related to such series of debt securities and will be described in the applicable prospectus supplement. Such terms may include provisions for conversion, either mandatory, at the option of the holder or at our option, in which case the number of shares of common stock or other securities to be received by the holders of debt securities would be calculated as of a time and in the manner stated in the applicable prospectus supplement.

We may issue debt securities that provide for an amount less than their stated principal amount to be due and payable upon declaration of acceleration of their maturity pursuant to the terms of the indenture. We will provide you with information on the U.S. federal income tax considerations and other special considerations applicable to any of these debt securities in the applicable prospectus supplement.

If we denominate the purchase price of any of the debt securities in a foreign currency or currencies or a foreign currency unit or units, or if the principal of, and any premium and interest, if any, on, any series of debt securities is payable in a foreign currency or currencies or a foreign currency unit or units, we will provide you with information on the restrictions, elections, general tax considerations, specific terms and other information with respect to that issue of debt securities and such foreign currency or currencies or foreign currency unit or units in the applicable prospectus supplement.

Transfer and Exchange

Each debt security will be represented by either one or more global securities registered in the name of a depository that will be named in a prospectus supplement as Depositary (the “Depositary”), or a nominee (we will refer to any debt security represented by a global debt security as a “book-entry debt security”), or a certificate issued in definitive registered form (we will refer to any debt security represented by a certificated security as a “certificated debt security”) as set forth in the applicable prospectus supplement. Except as set forth under the heading “Global Debt Securities and Book-Entry System” below, book-entry debt securities will not be issuable in certificated form.

Certificated Debt Securities. You may transfer or exchange certificated debt securities at any office we maintain for this purpose in accordance with the terms of the indenture. No service charge will be made for any transfer or exchange of certificated debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with a transfer or exchange.

You may effect the transfer of certificated debt securities and the right to receive the principal of, and premium and interest, if any, on, certificated debt securities only by surrendering the certificate representing those certificated debt securities and either reissuance by us or the trustee of the certificate to the new holder or the issuance by us or the trustee of a new certificate to the new holder.

Global Debt Securities and Book-Entry System. Each global debt security representing book-entry debt securities will be issued to the Depositary or a nominee of the Depositary and registered in the name of the Depositary or a nominee of the Depositary.

The Depositary has indicated it intends to follow the following procedures with respect to book-entry debt securities.

Ownership of beneficial interests in book-entry debt securities will be limited to persons that have accounts with the Depositary for the related global debt security (“participants”) or persons that may hold interests through participants. Upon the issuance of a global debt security, the Depositary will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal amounts of the book-entry debt securities represented by such global debt security beneficially owned by such participants. The accounts to be credited will be designated by any dealers, underwriters or agents participating in the distribution of the book-entry debt securities. Ownership of book-entry debt securities will be shown on, and the transfer of such ownership interests will be effected only through, records maintained by the Depositary for the related global debt security (with respect to interests of participants) and on the records of participants (with respect to interests of persons holding through participants). The laws of some states may require that certain purchasers of securities take physical delivery of such securities in definitive form. These laws may impair the purchasers’ ability to own, transfer or pledge beneficial interests in book-entry debt securities.

So long as the Depositary for a global debt security, or its nominee, is the registered owner of such global debt security, the Depositary or its nominee, as the case may be, will be considered the sole owner or holder of the book-entry debt securities represented by such global debt security for all purposes under the indenture. Except as described below, beneficial owners of book-entry debt securities will not be entitled to have securities registered in their names, will not receive or be entitled to receive physical delivery of a certificate in definitive form representing securities and will not be considered the owners or holders of those securities under the indenture. Accordingly, each person beneficially owning book-entry debt securities must rely on the procedures of the Depositary for the related global debt security and, if such person is not a participant, on the procedures of the participant through which such person owns its interest, to exercise any rights of a holder under the indenture.

We understand, however, that under existing industry practice, the Depositary will authorize the persons on whose behalf it holds a global debt security to exercise certain rights of holders of debt securities, and the indenture provides that we, the trustee and our respective agents will treat as the holder of a debt security the persons specified in a written statement of the Depositary with respect to such global debt security for purposes of obtaining any consents, declarations, waivers or directions required to be given by holders of the debt securities pursuant to the indenture.

We will make payments of principal of, and premium and interest, if any, on, book-entry debt securities to the Depositary or its nominee, as the case may be, as the registered holder of the related global debt security. We, the trustee and any other agent of ours or agent of the trustee will not have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a global debt security or for maintaining, supervising or reviewing any records relating to beneficial ownership interests.

We expect that the Depositary, upon receipt of any payment of principal of, and premium or interest, if any, on, a global debt security, will immediately credit participants’ accounts with payments in amounts proportionate to the respective amounts of book-entry debt securities held by each participant as shown on the records of such Depositary. We also expect that payments by participants to owners of beneficial interests in book-entry debt securities held through those participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of those participants.

We will issue certificated debt securities in exchange for each global debt security only if (i) the Depositary notifies us that it is unwilling or unable to continue as Depositary for such global debt security or if at any time such Depositary ceases to be a clearing agency registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and, in either case, we fail to appoint a successor Depositary registered as a clearing agency under the Exchange Act within 90 days of such event or (ii) we execute and deliver to the trustee an officers’ certificate to the effect that such global debt security shall be so exchangeable. Any certificated debt securities issued in exchange for a global debt security will be registered in such name or names as the Depositary shall instruct the trustee. We expect that such instructions will be based upon directions received by the Depositary from participants with respect to ownership of book-entry debt securities relating to such global debt security.

We have obtained the foregoing information concerning the Depositary and the Depositary’s book-entry system from sources we believe to be reliable, but we take no responsibility for the accuracy of this information.

No Protection In the Event of a Change of Control

Unless we state otherwise in the applicable prospectus supplement, the debt securities will not contain any provisions which may afford holders of the debt securities protection in the event we have a change in control or in the event of a highly leveraged transaction (whether or not such transaction results in a change in control) which could adversely affect holders of debt securities.

Covenants

We will set forth in the applicable prospectus supplement any restrictive covenants applicable to any issue of debt securities.

Consolidation, Merger and Sale of Assets

We may not consolidate with or merge with or into, or convey, transfer or lease all or substantially all of our properties and assets to, any person (a “successor person”) unless:

•	we are the surviving corporation or the successor person (if other than us) is a corporation organized and validly existing under the laws of any U.S. domestic jurisdiction and expressly assumes our obligations on the debt securities and under the indenture;

•	immediately after giving effect to the transaction, no Event of Default, and no event which, after notice or lapse of time, or both, would become an Event of Default, shall have occurred and be continuing under the indenture; and

•	certain other conditions are met.

Notwithstanding the above, any of our subsidiaries may consolidate with, merge into or transfer all or part of its properties to us.

Events of Default

“Event of Default” means with respect to any series of debt securities, any of the following events, unless in the board resolution, supplemental indenture or officers’ certificate, it is provided that such series of debt securities shall not have the benefit of a particular Event of Default:

•	default in the payment of any interest upon any debt security of such series when it becomes due and payable, and continuance of that default for a period of 30 days (unless the entire amount of the payment is deposited by us with the trustee or with a paying agent prior to the expiration of such period of 30 days);

•	default in the payment of principal of, or premium, if any, on, any debt security of such series when at maturity or which such principal otherwise becomes due and payable;

•	default in the performance or breach of any other covenant or warranty by us in the indenture (other than a covenant or warranty that has been included in the indenture solely for the benefit of a series of debt securities other than such series), which default continues uncured for a period of 60 days after written notice thereof has been given, by registered or certified mail, to us by the trustee or to us and the trustee by the holders of at least 25% in principal amount of the outstanding debt securities of such series as provided in the indenture;

•	certain events of bankruptcy, insolvency or reorganization applicable to us; and

•	any other Event of Default provided with respect to debt securities of such series that is described in the applicable board resolution, supplemental indenture or officers’ certificate establishing such series of debt securities.

No Event of Default with respect to a particular series of debt securities (except as to certain events of bankruptcy, insolvency or reorganization) necessarily constitutes an Event of Default with respect to any other series of debt securities. The occurrence of certain Events of Default or an acceleration under the indenture may constitute an event of default under certain of our other indebtedness outstanding from time to time.

If an Event of Default with respect to debt securities of any series at the time outstanding occurs and is continuing, then the trustee or the holders of not less than 25% in principal amount of the outstanding debt securities of such series may, by a notice in writing to us (and to the trustee if given by the holders), declare to be due and payable immediately the principal (or, if the debt securities of such series are discount securities, that portion of the principal amount as may be specified in the terms of such series) of and accrued and unpaid interest, if any, on all debt securities of such series. In the case of an Event of Default resulting from certain events of bankruptcy, insolvency or reorganization, the principal (or such specified amount) of and accrued and unpaid interest, if any, on all outstanding debt securities will become and be immediately due and payable without any declaration or other act on the part of the trustee or any holder of outstanding debt securities. At any time after a declaration of acceleration with respect to debt securities of any series has been made, and before a judgment or decree for payment of the money due has been obtained by the trustee, the holders of a majority in principal amount of the outstanding debt securities of such series may rescind and annul the acceleration if all Events of Default, other than the non-payment of accelerated principal and interest, if any, with respect to debt securities of such series, have been cured or waived as provided in the indenture. We will describe in the applicable prospectus supplement relating to any series of debt securities that are discount securities for the particular provisions relating to acceleration of a portion of the principal amount of such discount securities upon the occurrence of an Event of Default.

The indenture provides that the trustee will be under no obligation to exercise any of its rights or powers under the indenture unless the trustee receives indemnity satisfactory to it against any loss, liability or expense. Subject to certain rights of the trustee, the holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of such series.

No holder of any debt security of any series will have any right to institute any proceeding, judicial or otherwise, with respect to the indenture or for the appointment of a receiver or trustee, or for any remedy under the indenture, unless:

•	that holder has previously given to the trustee written notice of a continuing Event of Default with respect to debt securities of such series; and

•	the holders of not less than 25% in principal amount of the outstanding debt securities of such series have made written request, and offered reasonable indemnity, to the trustee to institute the proceeding as trustee, and the trustee has not received from the holders of not less than a majority in principal amount of the outstanding debt securities of such series a direction inconsistent with that request and has failed to institute the proceeding within 60 days.

Notwithstanding any other provision of the indenture, the holder of any debt security will have an absolute and unconditional right to receive payment of the principal of, and premium and interest, if any, on, such debt security on or after the due dates expressed in such debt security and to institute suit for the enforcement of payment.

The indenture requires us, within 120 days after the end of our fiscal year, to furnish to the trustee an officers’ certificate as to compliance with the indenture. The indenture provides that the trustee may withhold notice to the holders of debt securities of any series of any event which, after notice or lapse of time, or both, would become an Event of Default or any Event of Default (except in payment of principal of, or premium or interest, if any, on, any debt securities of such series) with respect to debt securities of such series if it in good faith determines that withholding notice is in the interest of the holders of those debt securities.

Modification and Waiver

We may modify and amend the indenture with the consent of the holders of at least a majority in principal amount of the outstanding debt securities of each series affected by the modifications or amendments. We may not make any modification or amendment without the consent of the holders of each affected debt security then outstanding if that amendment will:

•	reduce the principal amount of debt securities whose holders must consent to an amendment, supplement or waiver;

•	reduce the rate of or extend the time for payment of interest (including default interest) on any debt security;

•	reduce the principal of, or premium, if any, on or change the stated maturity date of, any debt security or reduce the amount of, or postpone the date fixed for, the payment of any sinking fund or analogous obligation with respect to any series of debt securities;

•	reduce the principal amount of discount securities payable upon acceleration of maturity;

•	waive a default in the payment of the principal of, and premium or interest, if any, on, any debt security (except a rescission of acceleration of the debt securities of any series by the holders of at least a majority in aggregate principal amount of the then outstanding debt securities of such series and a waiver of the payment default that resulted from such acceleration);

•	make the principal of, or premium or interest, if any, on, any debt security payable in currency other than that stated in the debt security;

•	make any change to certain provisions of the indenture relating to, among other things, the right of holders of debt securities to receive payment of the principal of, and premium and interest, if any, on, those debt securities and to institute suit for the enforcement of any such payment and to waivers or amendments; or

•	waive a redemption payment with respect to any debt security.

Except for certain specified provisions, the holders of at least a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all debt securities of such series waive our compliance with provisions of the indenture. The holders of a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all the debt securities of such series waive any past default under the indenture with respect to such series and its consequences, except a default in the payment of principal of, or premium or interest, if any, on, any debt security of such series; provided, however, that the holders of a majority in principal amount of the outstanding debt securities of any series may rescind an acceleration and its consequences, including any related payment default that resulted from such acceleration.

Defeasance of Debt Securities and Certain Covenants in Certain Circumstances

Legal Defeasance. The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, we may be discharged from any and all obligations in respect of the debt securities of any series (except for certain obligations to register the transfer or exchange of debt securities of such series, to replace stolen, lost or mutilated debt securities of such series, and to maintain paying agencies and certain provisions relating to the treatment of funds held by paying agents). We will be so discharged upon the deposit with the trustee, in trust, of money and/or U.S. Government Obligations or, in the case of debt securities denominated in a single currency other than U.S. dollars, Foreign Government Obligations, that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants to pay and discharge each installment of principal of, premium and interest, if any, on and any mandatory sinking fund payments in respect of the debt securities of, such series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities.

This discharge may occur only if, among other things, we have delivered to the trustee an officers’ certificate and an opinion of counsel stating that we have received from, or there has been published by, the U.S. Internal Revenue Service a ruling or, since the date of execution of the indenture, there has been a change in the applicable U.S. federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the holders of the debt securities of such series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the deposit, defeasance and discharge and will be subject to U.S. federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit, defeasance and discharge had not occurred.

Defeasance of Certain Covenants. The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, upon compliance with certain conditions:

•	we may omit to comply with the covenant described under the heading “Consolidation, Merger and Sale of Assets” and certain other covenants set forth in the indenture, as well as any additional covenants which may be set forth in the applicable prospectus supplement; and

•	any omission to comply with those covenants will not constitute an Event of Default with respect to the debt securities of such series (“covenant defeasance”).

The conditions include:

•	depositing with the trustee money and/or U.S. Government Obligations or, in the case of debt securities denominated in a single currency other than U.S. dollars, Foreign Government Obligations, that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants to pay and discharge each installment of principal of, premium and interest, if any, on and any mandatory sinking fund payments in respect of, the debt securities of such series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities; and

•	delivering to the trustee an opinion of counsel to the effect that the holders of the debt securities of such series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the deposit and related covenant defeasance and will be subject to U.S. federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit and related covenant defeasance had not occurred.

Covenant Defeasance and Events of Default. In the event we exercise our option to effect covenant defeasance with respect to any series of debt securities and the debt securities of such series are declared due and payable because of the occurrence of any Event of Default, the amount of money and/or U.S. Government Obligations or Foreign Government Obligations on deposit with the trustee will be sufficient to pay amounts due on the debt securities of such series at the time of their stated maturity but may not be sufficient to pay amounts due on the debt securities of such series at the time of the acceleration resulting from the Event of Default. However, we shall remain liable for those payments.

Certain Defined Terms

“Foreign Government Obligations” means, with respect to debt securities of any series that are denominated in a currency other than U.S. dollars:

•	direct obligations of the government that issued or caused to be issued such currency for the payment of which obligations its full faith and credit is pledged which are not callable or redeemable at the option of the issuer thereof; or

•	obligations of a person controlled or supervised by or acting as an agency or instrumentality of that government the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by that government which are not callable or redeemable at the option of the issuer thereof.

“U.S. Government Obligations” means debt securities that are:

•	direct obligations of The United States of America for the payment of which its full faith and credit is pledged; or

•	obligations of a person controlled or supervised by and acting as an agency or instrumentality of The United States of America the payment of which is unconditionally guaranteed as full faith and credit obligation by The United States of America, which, in either case, are not callable or redeemable at the option of the issuer itself and shall also include a depository receipt issued by a bank or trust company as custodian with respect to any such U.S. Government Obligation or a specific payment of interest on or principal of any such U.S. Government Obligation held by such custodian for the account of the holder of a depository receipt. Except as required by law, such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Obligation evidenced by such depository receipt.

Governing Law

The indenture and the debt securities will be governed by, and construed in accordance with, the internal laws of the State of New York.

WARRANTS

We may issue warrants for the purchase of common stock and/or debt securities in one or more series, from time to time. Currently, we do not have any warrants issued or outstanding.

The following description sets forth the general terms of the warrants that we may offer and sell by this prospectus. We will set forth the particular terms of the warrants we offer in a prospectus supplement and the extent, if any, to which the following general terms and provisions will apply to particular warrants. The prospectus supplement for a particular series of warrants may add, update or change the terms and conditions of the warrants as described in this prospectus.

General

We may issue equity warrants to purchase common stock, as well as debt warrants to purchase debt securities. The warrants may be issued independently or together with any securities and may be attached to or separate from such securities. The warrants are to be issued under warrant agreements to be entered into between us and a bank or trust company, as warrant agent, all of which will be set forth in an applicable prospectus supplement relating to warrants we are offering.

Equity Warrants

The applicable prospectus supplement will describe the following terms of equity warrants offered:

•	the title of the equity warrants;

•	the price or prices at which the equity warrants will be issued;

•	the number of equity warrants issued with each share of common stock;

•	if applicable, the date on and after which the equity warrants and the related common stock will be separately transferable;

•	if applicable, a discussion of any material U.S. federal income tax considerations; and

•	any other terms of the equity warrants, including terms, procedures and limitations relating to the exchange and exercise of the equity warrants.

Prior to exercise of the equity warrants, holders of equity warrants will not be entitled, solely by virtue of being such holders, to vote, consent, receive dividends, receive notice as stockholders with respect to any meeting of stockholders for the election of our directors or any other matter, or to exercise any rights whatsoever as a holder of common stock.

Debt Warrants

The applicable prospectus supplement will describe the terms of debt warrants offered, the warrant agreement relating to the debt warrants and the debt warrant certificates representing the debt warrants, including the following:

•	the title of the debt warrants;

•	the aggregate number of the debt warrants;

•	the price or prices at which the debt warrants will be issued;

•	the designation, aggregate principal amount and terms of the debt securities purchasable upon exercise of the debt warrants, and the procedures and conditions relating to the exercise of the debt warrants;

•	the designation and terms of any related debt securities with which the debt warrants are issued, and the number of debt warrants issued with each debt security;

•	the date, if any, on and after which the debt warrants and the related debt securities will be separately transferable;

•	the principal amount of debt securities purchasable upon exercise of each debt warrant;

•	the date on which the right to exercise the debt warrants will commence, and the date on which this right will expire;

•	the maximum or minimum number of debt warrants which may be exercised at any time;

•	a discussion of any material U.S. federal income tax considerations; and

•	any other terms of the debt warrants and terms, procedures and limitations relating to the exercise of the debt warrants.

Debt warrants may be exercised at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement. Prior to the exercise of their debt warrants, holders of debt warrants will not have any of the rights of holders of the debt securities purchasable upon exercise and will not be entitled to payment of principal of, or premium or interest, if any, on, such debt securities.

Exercise of Warrants

Each warrant will entitle the holder to purchase for cash such number of shares of common stock or such principal amount of debt securities, as the case may be, at such exercise price as provided in the applicable prospectus supplement. Warrants may be exercised at any time up to the close of business on the expiration provided in the applicable prospectus supplement. After the close of business on the expiration date, any unexercised warrants will be void.

The warrants may be exercised as set forth in the prospectus supplement relating to the warrants offered. Upon receipt of payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the shares of common stock or debt securities, as the case may be, purchasable upon such exercise. If less than all of the warrants represented by such warrant certificate are exercised, a new warrant certificate will be issued for the remaining warrants.

ANTI-TAKEOVER EFFECTS OF VARIOUS PROVISIONS OF DELAWARE LAW AND OUR CERTIFICATE OF INCORPORATION AND BYLAWS

Provisions of the DGCL could make it more difficult to acquire us by means of a tender offer, a proxy contest or otherwise, or to remove incumbent officers and directors. These provisions, summarized below, are expected to discourage types of coercive takeover practices and inadequate takeover bids and to encourage persons seeking to acquire control of us to first negotiate with us. We believe that the benefits of increased protection of our potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us outweigh the disadvantages of discouraging takeover or acquisition proposals because, among other things, negotiation of these proposals could result in an improvement of their terms.

Delaware Anti-Takeover Statute. We are subject to Section 203 of the DGCL, an anti-takeover statute. In general, Section 203 prohibits a publicly-held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years following the time the person became an interested stockholder, unless (with certain exceptions) the business combination or the transaction in which the person became an interested stockholder is approved in a prescribed manner. Generally, a “business combination” includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. Generally, an “interested stockholder” is a person who, together with affiliates and associates, owns (or within three years prior to the determination of interested stockholder status did own) 15 percent or more of a corporation’s voting stock. The existence of this provision would be expected to have an anti-takeover effect with respect to transactions not approved in advance by the Board, including discouraging attempts that might result in a premium over the market price for the shares of Common Stock.

No Cumulative Voting. The DGCL provides that stockholders are denied the right to cumulate votes in the election of directors unless a corporation’s certificate of incorporation provides otherwise. The Company Certificate prohibits cumulative voting.

Limitation of Liability and Indemnification of Officers and Directors. The DGCL authorizes corporations to limit or eliminate the personal liability of directors to corporations and their stockholders for monetary damages for breaches of directors’ fiduciary duties as directors. Our certificate of incorporation provides that no director shall have any liability for monetary damages for breaches of directors’ fiduciary duties as directors. Our bylaws include provisions that indemnify, to the fullest extent allowable under the DGCL, the personal liability of directors or officers for monetary damages for actions taken as a director or officer of the Company, or for serving at our request as a director or officer or in another position at another corporation or enterprise, as the case may be. The bylaws also provide that we must indemnify and advance expenses to our directors and officers, subject to our receipt of an undertaking from the indemnitee as may be required under the DGCL. We are also expressly authorized to carry directors’ and officers’ insurance to protect the Company and our directors, officers, employees and agents from certain liabilities.

The limitation of liability and indemnification provisions in our certificate of incorporation and our bylaws may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duties. These provisions may also have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders. We may be adversely affected to the extent that, in a class action or direct suit, we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions. There is currently no pending material litigation or proceeding involving any of our directors, officers, employees or agents for which indemnification is sought.

Authorized but Unissued Shares of Common Stock. Our authorized but unissued shares of common stock will be available for future issuance without approval by the holders of common stock. We may use additional shares for a variety of corporate purposes, including future public offerings to raise additional capital, employee benefit plans and as consideration for or to finance future acquisitions, investments or other purposes. The existence of authorized but unissued shares of common stock could render more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

Advance Notice Requirement. Stockholder proposals to be brought before an annual meeting of our stockholders must comply with advance notice procedures. These advance notice procedures require timely notice and apply in several situations, including stockholder proposals relating to the nominations of persons for election to the Board of Directors. These requirements could make it more difficult for a stockholder to bring a proposal before an annual meeting.

Undesignated Preferred Stock. Our certificate of incorporation authorizes undesignated preferred stock. As a result, our board may, without the approval of our stockholders, issue shares of preferred stock with super voting, special approval, dividend or other rights or preferences on a discriminatory basis that could impede the success of any attempt to acquire us. These and other provisions may have the effect of deferring, delaying or discouraging hostile takeovers, or changes in control or management of the Company. After taking into account the designation and issuance of our Series A Preferred Stock, we have 3,850,000 shares of undesignated preferred stock.

Election and Removal of Directors. Our bylaws require that directors may be removed for cause and only with the approval of the holders of at least 75% of our outstanding shares entitled to vote in the election of directors. Any vacancy on our Board of Directors, including vacancies resulting from increasing the size of our Board of Directors, may be filled by a majority of the remaining directors in office. The foregoing provisions could make our acquisition by a third party, a change in our incumbent directors, or a similar change of control more difficult by limiting the methods available for removing directors.

Amendments to Organizational Documents

The DGCL provides generally that the affirmative vote of a majority of the shares entitled to vote on any matter is required to amend a corporation’s certificate of incorporation or bylaws.

SELLING STOCKHOLDERS

When we refer to the “selling stockholders” in this prospectus, we mean those persons specifically identified in the table below, as well as the permitted transferees, pledges, donees, assignees, successors and others successors-in-interest who may subsequently hold any of the selling stockholders’ interests other than through a public sale.

This prospectus may also relate to the possible resale by certain of our stockholders of up to 3,000,000 shares of our common stock that were issued and outstanding prior to the original date of filing of the registration statement of which this prospectus forms a part. The common stock offered by the selling stockholders was originally issued pursuant to an exemption from the registration requirements of the Securities Act.

Our four largest stockholders, who are also the selling stockholders hereunder, are Bohn H. Crain, Douglas K. Tabor, Stephen M. Cohen and Stephen P. Harrington. Mr. Crain is the Chairman of our Board of Directors and our Chief Executive Officer. Mr. Cohen is a partner at Fox Rothschild LLP, which serves as outside legal counsel to the Company. Mr. Harrington is a member of the board of directors of the Company. Mr. Tabor is not an employee, officer or director of the Company.

As of May 1, 2015, the four selling stockholders beneficially owned, in the aggregate, 18,506,932 shares, or 43.42% of our outstanding common stock. They may (but are not required to) sell up to 3,000,000 of those shares under this prospectus, and may sell additional shares pursuant to an exemption from registration under the Securities Act that are not intended to be covered by this prospectus. If the selling stockholders sell 3,000,000 shares under this prospectus, after such sale these selling stockholders will own 36.38% of our common stock, and our public float will increase from 56.58% to 63.62% of our outstanding common stock. We will not receive any proceeds from the sale of shares by the selling stockholders in this offering.

The table below sets forth information with respect to the beneficial ownership of our common stock held as of May 1, 2015 by the selling stockholders, the number of shares being offered hereby and information with respect to shares to be beneficially owned by the selling stockholders assuming all the shares registered hereunder are sold. Information in the table below with respect to beneficial ownership has been furnished by each of the selling stockholders.

Information concerning the selling stockholders may change from time to time and any changed information will be set forth in supplements to this prospectus, if and when necessary. The selling stockholders may offer all, some or none of their shares of common stock. We cannot advise you as to whether the selling stockholders will, in fact, sell any or all of such shares of common stock. In addition, the selling stockholders listed in the table below may have sold, transferred or otherwise disposed of, or may sell, transfer or otherwise dispose of, at any time and from time to time, shares of our common stock in transactions exempt from the registration requirements of the Securities Act after the date on which they provided the information set forth in the table below.

Each of the selling stockholders may be deemed to be an “underwriter,” as such term is defined in the Securities Act. Except as indicated in the footnotes to the table below, the business address of each of the stockholders listed below is the address of each of the stockholders listed below is the address of our principal executive office, 405 114th Avenue S.E., Third Floor, Bellevue, Washington 98004.

	Shares Beneficially Owned Prior to the Offering		Shares Offered Hereby	Shares Beneficially Owned After the Offering
Name	Number	Percentage(1)	Number	Number	Percentage
Bohn H. Crain(2)	11,321,922	26.61%	1,500,000	9,821,922	23.08%
Douglas K. Tabor(3)	3,287,716	7.82%	500,000	2,787,716	6.63%
Stephen M. Cohen(4)	2,500,000	5.95%	500,000	2,000,000	4.76%
Stephen P. Harrington(5)	1,397,294	3.32%	500,000	897,294	2.13%

*	Less than one percent

(1)	Based on 42,017,676 shares of common stock outstanding as of May 1, 2015.
(2)	Consists of 9,169,862 shares held by Radiant Capital Partners, LLC over which Mr. Crain has sole voting and dispositive power, 1,620,442 shares directly held by Mr. Crain, 2,329 of which are subject to forfeiture until vested, and 531,618 shares issuable upon exercise of options. Does not include 54,219 shares issuable upon exercise of options that are subject to vesting.
(3)	This information is based on a Schedule 13G filed with the SEC on February 14, 2014 reporting that Mr. Tabor has sole voting power with respect to 3,250,716 shares of common stock and shared voting power with Texas Time Express, Inc. over 37,000 shares of common stock. The business address for Mr. Tabor is 401 N. Carroll #194, Southlake, Texas 76092
(4)	Consists of shares held of record by Mr. Cohen’s wife over which he shares voting and dispositive power.
(5)	Consists of shares held by SPH Investments, Inc., over which Mr. Harrington has sole voting and dispositive power, and 80,000 shares issuable upon exercise of options. Does not include 170,000 shares issuable upon exercise of options that are subject to vesting.

PLAN OF DISTRIBUTION

We and the selling stockholders may sell the securities covered by this prospectus in any of three ways (or in any combination):

•	to or through underwriters or dealers;

•	directly to a limited number of purchasers or to a single purchaser; or

•	through agents.

Each time we offer and sell securities under this prospectus, we will provide a prospectus supplement that will set forth the terms of the offering of the securities covered by this prospectus, including:

•	the name or names of any underwriters, dealers or agents and the amounts of securities underwritten or purchased by each of them;

•	the purchase price of the securities and the proceeds we will receive from the sale;

•	any over-allotment options under which underwriters may purchase additional securities;

•	any underwriting discounts or commissions or agency fees and other items constituting underwriters’ or agents’ compensation;

•	the initial public offering price of the securities;

•	any discounts, commissions or concessions allowed or reallowed or paid to dealers; and

•	any securities exchange or market on which the securities may be listed.

Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

Underwriters or dealers may offer and sell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. If underwriters or dealers are used in the sale of any securities, the securities will be acquired by such underwriters or dealers for their own account and may be resold from time to time in one or more transactions described above. We and the selling stockholders may offer the securities to the public through underwriting syndicates represented by managing underwriters, or directly by underwriters or dealers. Subject to certain conditions, the underwriters or dealers will be obligated to purchase all the securities of the series offered by the prospectus supplement. We will describe the nature of any such relationship in the prospectus supplement, naming the underwriter or dealer.

We and the selling stockholders may use underwriters with whom we or they have a material relationship. We and the selling stockholders may sell the securities through agents from time to time. The prospectus supplement will name any agent involved in the offer or sale of the securities and any commissions we and the selling stockholders pay to them. Unless the prospectus supplement states otherwise, any agent will be acting on a best efforts basis for the period of its appointment.

We and the selling stockholders may authorize underwriters, dealers or agents to solicit offers by certain purchasers to purchase securities from us or them at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The prospectus supplement will set forth the conditions to these contracts and any commissions we or the selling stockholders pay for solicitation of these contracts.

We may provide agents, dealers and underwriters indemnification against certain civil liabilities, including liabilities under the Securities Act, or contribution with respect to payments that the agents or underwriters may be required to make in respect of such liabilities. Agents, dealers and underwriters may be customers of, engage in transactions with, or perform services for, us in the ordinary course of business.

All securities we offer other than common stock will be new issues of securities with no established trading market. Any underwriters may make a market in the securities, but will not be obligated to do so and may discontinue any market making at any time without notice. We cannot guarantee the liquidity of the trading markets for any securities.

Any underwriter may engage in overallotment, stabilizing transactions, short covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Overallotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying securities so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time.

We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement (or a post-effective amendment).

In addition to offerings by the selling stockholders that may be described in a prospectus supplement, the selling stockholders may, from time to time, without a prospectus supplement, sell any or all of their shares of common stock covered by this prospectus in private transactions at prevailing market prices, or privately negotiated prices, and may sell either directly or through a broker-dealer in transactions between selling stockholders and purchasers, or otherwise.

The selling stockholders may use any one or more of the following methods when selling shares:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	privately negotiated transactions;

•	short sales;

•	agreements with broker-dealers to sell a specified number of such shares at a stipulated price per share;

•	a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law.

The selling stockholders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus.

The selling stockholders and any agents or broker-dealers that the selling stockholders use to sell their shares of our common stock may be deemed to be “underwriters” within the meaning of Section 2(11) of the Securities Act, and any discount, concession or commission received by them or any profit on the resale of shares as principal may be deemed to be an underwriting discount or commission under the Securities Act. Because the selling stockholders may be deemed to be underwriters, the selling stockholders may be subject to the prospectus delivery requirements of the Securities Act. In addition, the selling stockholders may have liability as underwriters under the Securities Act.

The selling stockholders have advised us that, as of the date of this prospectus, they have not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of their shares of common stock, nor is there an underwriter or coordinating broker acting in connection with a proposed sale of shares of common stock by any selling stockholder. If required at the time a particular offer of shares is made, a supplement to this prospectus will be distributed that will set forth:

•	the number of shares being offered;

•	the terms of the offering, including the name of any underwriter, dealer or agent;

•	the purchase price paid by any underwriter;

•	any discount, commission and other underwriter compensation;

•	any discount, commission or concession allowed or reallowed or paid to any dealer;

•	the proposed selling price to the public; and

•	other facts material to the transaction.

We are required to pay certain of the fees and expenses incurred incident to the registration of the shares, except for underwriting discounts and commissions, all of which will be borne by the selling stockholders. We have agreed to indemnify the selling stockholders and their respective underwriters, officers, directors, trustees, employees, agents and controlling person, against specified liabilities, including liabilities under the federal securities laws.

LEGAL MATTERS

The validity of the securities being offered by this prospectus will be passed upon by Fox Rothschild LLP, Philadelphia, Pennsylvania. Stephen M. Cohen, a partner at Fox Rothschild LLP, is the beneficial owner of 2,500,000 shares of common stock, or 5.95%, of the outstanding common stock of the Company. Such shares are held of record by Mr. Cohen’s wife, but Mr.  Cohen has shared voting and dispositive control over such shares. Mr. Cohen is a selling stockholder under this prospectus.

EXPERTS

The consolidated financial statements of the Company as of June 30, 2014 and 2013, and for each of the years in the two-year period ended June 30, 2014, have been incorporated by reference herein and in the registration statement in reliance upon the reports of Peterson Sullivan, LLP certified public accountants, and upon the authority of said firm as experts in accounting and auditing.

The consolidated financial statements of Wheels Group Inc. as of December 31, 2014 and 2013, and for each of the years in the two-year period ended December 31, 2014 incorporated in this Prospectus by reference from Radiant Logistics, Inc.’s Current Report on Form 8/K-A dated April 27, 2015, have been audited by Deloitte LLP, independent auditors, as stated in their report, which is incorporated herein by reference. Such financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and special reports, proxy statements and other information with the SEC. Our SEC filings are available to the public at the SEC’s web site at http://www.sec.gov. You may also read and copy any document we file at the SEC’s public reference room at 100 F Street, NE., Room 1580, Washington, D.C. 20549. You may obtain information on the operation of the SEC’s public reference room in Washington, D.C. by calling the SEC at 1-800-SEC-0330.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information in documents we file with it, which means that we can disclose important information to you by referring you to those documents. Any statement contained in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded, for purposes of this prospectus, to the extent that a statement contained in or omitted from this prospectus, or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus. We incorporate by reference into this prospectus:

•	our Annual Report on Form 10-K for the fiscal year ended June 30, 2014, filed with the Commission on September 24, 2014;

•	our Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2014, filed with the Commission on November 12, 2014 and subsequently amended on December 3, 2014;

•	our Quarterly Report on Form 10-Q for the fiscal quarter ended December 31, 2014, filed with the Commission on February 12, 2015;

•	our Current Reports on Form 8-K filed with the Commission on July 3, 2014, July 17, 2014, August 27, 2014, September 4, 2014, October 17, 2014, November 14, 2014, December 17, 2014, January 20, 2015, January 23, 2015, April 8, 2015 (as amended on April 27, 2015);

•	our Definitive Proxy Statement on Schedule 14A for our 2014 Annual Meeting of Stockholders, filed with the SEC on October 8, 2014 (but only the information set forth therein that is incorporated by reference into Part III of our Annual Report on Form 10-K for the year ended June 30, 2014);

•	the description of our common stock contained in the Registration Statement on Form 8-A filed with the Commission on January 6, 2012 (file number 001-35392), including any amendment updating such description; and

•	the description of our 9.75% Series A Cumulative Redeemable Perpetual Preferred Stock contained in the Registration Statement on Form 8-A filed with the Commission on December 13, 2013 (file number 001-35392), including any amendment updating such description.

We also incorporate by reference any future filings we will make with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and after the date of the initial registration statement and prior to effectiveness of the registration statement but prior to the termination of the offering (other than current reports or portions thereof furnished under Item 2.02 or Item 7.01 of Form 8-K or certain exhibits furnished pursuant to Item 9.01 of Form 8-K).

We will provide without charge to each person, including any beneficial owner, to whom this prospectus is delivered, upon written or oral request of such person, a copy of any and all of the documents that have been incorporated by reference in this prospectus (not including exhibits to such documents, unless such exhibits are specifically incorporated by reference in this prospectus or into such documents). Such request may be directed to:

Radiant Logistics, Inc.

405 114th Avenue S.E.,

Bellevue, WA 98004

(425) 943-4599

Bohn H. Crain

Chief Executive Officer

We have filed with the SEC a registration statement on Form S-3 under the Securities Act covering the securities described in this prospectus. This prospectus does not contain or incorporate by reference all of the information included in the registration statement, some of which is contained in exhibits included with or incorporated by reference into the registration statement. The registration statement, including the exhibits contained or incorporated by reference therein, can be read at the SEC web site or at the SEC office referred to above. Any statement made or incorporated by reference in this prospectus concerning the contents of any contract, agreement or other document is only a summary of the actual contract, agreement or other document. If we have filed or incorporated by reference any contract, agreement or other document as an exhibit to the registration statement, you should read the exhibit for a more complete understanding of the document or matter involved. Each statement regarding a contract, agreement or other document is qualified in its entirety by reference to the actual document.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution

The following table sets forth the estimated costs and expenses, other than the underwriting discounts and commissions, payable by us in connection with the offering of the securities being registered. The selling stockholders will bear none of the following expenses. All of the amounts shown are estimates, except for the registration fee.

Securities and Exchange Commission registration fee	$13,572.16
Accounting fees and expenses		(1)
Legal fees and expenses		(1)
Printing and miscellaneous expenses		(1)
Blue Sky filing fees		(1)

Total		(1)

(1)	These fees and expenses depend on the securities offered and the number of issuances and, accordingly, cannot be estimated at this time.

Item 15.	Indemnification of Directors and Officers

Our certificate of incorporation and our bylaws provide that we indemnify our directors, officers, employees and agents against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement reasonably incurred, including liabilities under the Securities Act, provided they act in good faith and in a manner reasonably believed to be in or not opposed to our best interests, and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful.

Pursuant to Section 102 of the DGCL, a director’s liability is not eliminated (1) for a breach of such director’s duty of loyalty to the Registrant or its stockholders, (2) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (3) under Section 174 of the DGCL (relating to the declaration of dividends and purchase or redemption of shares in violation of the DGCL) or (4) for any transaction from which such director derived an improper personal benefit.

We believe that the indemnification provisions contained in our certificate of incorporation and our bylaws are necessary to attract and retain qualified persons as directors and officers. These provisions do not eliminate a directors’ or officers’ duty of care, and, in appropriate circumstances, equitable remedies such as injunctive or other forms of non-monetary relief will remain available under the DGCL. The indemnification provisions also do not affect a director’s responsibilities under any other law, such as federal securities laws or state or federal environmental laws.

If we fail to pay in full a claim for indemnification within 30 days, then the person claiming an indemnification right may bring suit to enforce the indemnification claim. We must prove the person claiming indemnification has failed to meet the standards of conduct that make it permissible under the DGCL for us to indemnify such person.

At present, there is no pending litigation or proceeding involving any of our executive officers or directors to which indemnification is being sought, nor are we aware of any threatened litigation that may result in claims for indemnification by any executive officer or director.

We have an insurance policy covering our executive officers and directors with respect to certain liabilities, including liabilities arising under the Securities Act or otherwise.

Item 16.	Exhibits

Exhibit Number	Description of Document

1.1	Form of Underwriting Agreement for Common Stock*

1.2	Form of Underwriting Agreement for Preferred Stock*

3.1	Certificate of Incorporation(1)

3.2	Certificate of Amendment to Certificate of Incorporation (Certificate of Ownership and Merger Merging Radiant Logistics, Inc. into Golf Two, Inc. dated October 18, 2005)(2)

3.3	Certificate of Merger dated April 6, 2011 between DBA Distribution Services, Inc. and DBA Acquisition Corp.(3)

3.3	Certificate of Amendment to Certificate of Incorporation(4)

3.4	Certificate of Designations, Preferences and Rights of 9.75 % Series A Cumulative Redeemable Perpetual Preferred Stock(5)

3.3	Amended and Restated By-Laws of the Company(6)

4.1	Specimen Certificate for Common Stock*

4.2	Form of Indenture

4.3	Form of Debt Security*

4.4	Form of Debt Warrant*

4.5	Form of Equity Warrant*

5.1	Opinion of Fox Rothschild LLP

23.1	Consent of Peterson Sullivan LLP

23.2	Consent of Deloitte LLP

23.3	Consent of Fox Rothschild LLP (included in Exhibit 5.1)

24.1	Power of Attorney (included on signature page)

(1)	Incorporated by reference to Exhibit 3.1 to the Registration Statement on Form SB-2 filed on September 20, 2002.
(2)	Incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K filed on October 18, 2005.
(3)	Incorporated by reference to Exhibit 2.3 to the Current Report on Form 8-K filed on April 12, 2011.
(4)	Incorporated by reference to Exhibit 3.1 to the Quarterly Report on Form 10-Q filed on February 13, 2013.
(5)	Incorporated by reference to Exhibit 3.6 to the Registration Statement on Form S-1 filed on October 29, 2013.
(6)	Incorporated by reference to Exhibit 3.2 to the Current Report on Form 8-K filed on July 19, 2011.
*	To be filed by amendment or as an exhibit to a report filed under the Securities Exchange Act of 1934, as amended, and incorporated herein by reference.

Item 17.	Undertakings

The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) to reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum aggregate offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) do not apply if the registration statement is on Form S-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser:

(i) each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv) any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(6) That, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7) That, for purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(8) That, for the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(9) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(10) To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the SEC under Section 305(b)(2) of the Trust Indenture Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Seattle, State of Washington, on the 1st day of May, 2015.

Radiant Logistics, Inc.

By:	/s/ BOHN H. CRAIN
Bohn H. Crain Chief Executive Officer

POWER OF ATTORNEY

We, the undersigned directors and officers of Radiant Logistics, Inc. whose signatures appear below, do each hereby constitute and appoint Bohn H. Crain, as our true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for each of us and in each of our name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith (including any registration statement relating to this registration statement and filed pursuant to Rule 462(b) of the Securities Act of 1933, as amended), with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as we might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Date:	Signature:

May 1, 2015	/s/ BOHN H. CRAIN Bohn H. Crain, Chairman of the Board of Directors and CEO (Principal Executive Officer)

May 1, 2015	/s/ TODD MACOMBER Todd Macomber Chief Financial Officer (Principal Accounting Officer)

May 1, 2015	/s/ STEPHEN HARRINGTON Stephen Harrington Director

May 1, 2015	/s/ JACK EDWARDS Jack Edwards Director

May 1, 2015	/s/ RICHARD PALMIERI Richard Palmieri Director

INDEX TO EXHIBITS

Item 16.	Exhibits

Exhibit Number	Description of Document

1.1	Form of Underwriting Agreement for Common Stock*

1.2	Form of Underwriting Agreement for Preferred Stock*

3.1	Certificate of Incorporation(1)

3.2	Certificate of Amendment to Certificate of Incorporation (Certificate of Ownership and Merger Merging Radiant Logistics, Inc. into Golf Two, Inc. dated October 18, 2005)(2)

3.3	Certificate of Merger dated April 6, 2011 between DBA Distribution Services, Inc. and DBA Acquisition Corp.(3)

3.3	Certificate of Amendment to Certificate of Incorporation(4)

3.4	Certificate of Designations, Preferences and Rights of 9.75 % Series A Cumulative Redeemable Perpetual Preferred Stock(5)

3.6	Amended and Restated By-Laws of the Company(6)

4.1	Specimen Certificate for Common Stock*

4.2	Form of Indenture

4.3	Form of Debt Security*

4.4	Form of Debt Warrant*

4.5	Form of Equity Warrant*

5.1	Opinion of Fox Rothschild LLP

23.1	Consent of Peterson Sullivan LLP

23.2	Consent of Deloitte LLP

23.3	Consent of Fox Rothschild LLP (included in Exhibit 5.1)

24.1	Power of Attorney (included on signature page)

(1)	Incorporated by reference to Exhibit 3.1 to the Registration Statement on Form SB-2 filed on September 20, 2002.
(2)	Incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K filed on October 18, 2005.
(3)	Incorporated by reference to Exhibit 2.3 to the Current Report on Form 8-K filed on April 12, 2011.
(4)	Incorporated by reference to Exhibit 3.1 to the Quarterly Report on Form 10-Q filed on February 13, 2013.
(5)	Incorporated by reference to Exhibit 3.6 to the Registration Statement on Form S-1 filed on October 29, 2013.
(6)	Incorporated by reference to Exhibit 3.2 to the Current Report on Form 8-K filed on July 19, 2011.
*	To be filed by amendment or as an exhibit to a report filed under the Securities Exchange Act of 1934, as amended, and incorporated herein by reference.